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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Kosmos Energy Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FINANCIAL
STRENGTH
CAPITAL
DISCIPLINE
SHAREHOLDER
VALUE

2016 Proxy Statement

KOSMOS ENERGY.

With three major hydrocarbon discoveries in the last year, Kosmos is entering an exciting next phase in its history. Our strong balance sheet and disciplined approach to capital allocation enables us to invest through the cycle so we can continue to create value for shareholders.

Kosmos Energy Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

April 29, 2016

Dear Shareholder:

       You are cordially invited to attend the 2016 annual general meeting of shareholders of Kosmos Energy Ltd. to be held on Thursday, June 16, 2016, at 8:00 a.m., local time, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda. For those of you who cannot attend the annual general meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience or by using the Internet voting site or toll-free number listed on the enclosed proxy card to submit your vote.

       The notice of annual general meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, the financial statements for the year ended December 31, 2015 and the auditor's report thereon will be laid before the shareholders in accordance with Bermuda law, and you will be asked to (i) elect 11 directors to the Board of Directors, (ii) appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration, (iii) provide a nonbinding, advisory vote to approve named executive officer compensation and (iv) consider such other business as may properly come before the annual general meeting. I will also report on our progress during the past year and respond to shareholders' questions.

       It is important that your shares be represented at the annual general meeting, as a quorum of the shareholders must be present, either in person or by proxy, in order for the annual general meeting to take place. Even if you plan to attend the annual general meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual general meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

Andrew G. Inglis Chairman and Chief Executive Officer

CAST YOUR VOTE

       We value each shareholder playing a part in Kosmos' future. It is vital that you participate and vote your shares.

Proposals Which Require Your Vote

		Additional information	Board recommendation	Votes required for approval

PROPOSAL 1	Election of 11 directors to the Board of Directors to hold office until the 2017 annual general meeting of shareholders	Page 52	FOR ALL	Plurality

PROPOSAL 2
	Appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration	Page 59	FOR	Majority of votes cast

PROPOSAL 3	Approval, on a non-binding, advisory basis, of our named executive officer compensation	Page 61	FOR	Majority of votes cast

Vote Now

       Even if you plan to attend this year's Annual General Meeting, it is a good idea to vote your shares now, before the Annual General Meeting, in the event your plans change. Whether you submit your proxy and vote via the Internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

Via the Internet	By telephone	By mailing your proxy card

Visit 24/7 http://www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card, and return it in the postage-paid envelope

• Review and download this proxy statement, a proxy card and our 2015 annual report • Request a hard copy of this proxy statement, a proxy card and our 2015 annual report

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO
BE HELD ON THURSDAY, JUNE 16, 2016

To the Shareholders of Kosmos Energy Ltd.:

       The annual general meeting of shareholders of KOSMOS ENERGY LTD., a Bermuda exempted company (the "Company"), will be held on Thursday, June 16, 2016, at 8:00 a.m., local time, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda for the following purposes:

  1.
  To elect 11 directors to hold office until the 2017 annual general meeting of shareholders, and until their respective successors are elected;

  2.
  To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration;

  3.
  To approve, on a nonbinding, advisory basis, named executive officer compensation; and

  4.
  To transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

       We will also present at the annual general meeting the financial statements for the year ended December 31, 2015 together with the auditor's report thereon. The Board of Directors of the Company has fixed the close of business on April 18, 2016 as the record date for the determination of shareholders on the Register of Members entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. The Register of Members as of the record date will be available for examination at the registered office of the Company during ordinary business hours beginning on April 29, 2016 and at the annual general meeting.

       A record of the Company's activities during 2015 and its financial statements as of and for the fiscal year ended December 31, 2015 are contained in the Company's 2015 Annual Report on Form 10-K. The Annual Report on Form 10-K does not form any part of the material for solicitation of proxies.

       All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided or, alternatively, to submit their proxy and voting instructions by telephone or the Internet according to the instructions on the proxy card. If a shareholder who has returned a proxy attends the meeting in person, the shareholder may revoke the proxy and vote in person in accordance with the procedures described herein on all matters submitted at the meeting.

By order of the Board of Directors,

Jason E. Doughty Senior Vice President and General Counsel

April 29, 2016
Dallas, Texas

       Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on June 16, 2016. The Notice of Annual General Meeting of Shareholders, 2016 Proxy Statement, Proxy Card and 2015 Annual Report on Form 10-K are available under the SEC Filings link on the Investors' page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission (the "SEC").

i

PROXY STATEMENT

2016 Annual General Meeting of Shareholders

       These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Kosmos Energy Ltd. for use at the 2016 annual general meeting of shareholders, and any adjournments or postponements thereof. We refer to our Board of Directors as the "Board" and to Kosmos Energy Ltd. as "Kosmos," the "Company," "we" or "us." The annual general meeting will be held on Thursday, June 16, 2016 beginning at 8:00 a.m., local time, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda.

       The items to be considered are summarized in the Notice of Annual General Meeting of Shareholders and more fully described in this Proxy Statement. The Notice of Annual General Meeting of Shareholders, this Proxy Statement, the enclosed Proxy Card and our 2015 Annual Report on Form 10-K are first being mailed and made available starting on or about April 29, 2016 to all record holders of our common shares as of the close of business on April 18, 2016. Our common shares represented by proxies will be voted as described below or as specified by each shareholder.

       Cameras, recording devices and other electronic devices will not be permitted at the meeting. Each shareholder attending the annual general meeting may be asked to present valid identification. Failure to bring valid identification may delay your ability to attend or prevent you from attending the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on June 16, 2016

       The Notice of Annual General Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available under the SEC Filings link on the Investors' page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

       As of the date of this Proxy Statement, our Board has 11 directors. Our bye-laws provide that the Board shall consist of not less than five directors and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. No decrease in the number of directors may shorten the term of any incumbent director.

       The Board currently consists of a single class of directors, each serving a one-year term. Once our controlling shareholders (as defined below in "—Committees of the Board of Directors"), in the aggregate, no longer beneficially own more than 50% of the issued and outstanding common shares, the Board will be divided into three classes of directors designated as Class I, Class II and Class III, with each class as nearly equal in number as possible, serving staggered three-year terms.

Board Leadership Structure

       The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

       The Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our

Chief Executive Officer, Mr. Inglis, because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.

       The Board does not currently have a standing presiding director, though it may designate a director as the presiding director to lead the meetings of the independent directors, if it deems appropriate, in accordance with the principles set out in our Corporate Governance Guidelines.

Committees of the Board of Directors

       We are a "controlled company," as that term is set forth in Section 303A of the NYSE Listed Company Manual, because more than 50% of our voting power is held by funds affiliated with Warburg Pincus and The Blackstone Group (together with their respective affiliates, our "controlling shareholders"), acting as a group. Under the NYSE rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of the Board consist of independent directors, (2) the requirement that the Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the Committee's purpose and responsibilities, (3) the requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the Committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Nominating and Corporate Governance and Compensation Committees.

       We have elected to be treated as a "controlled company" and thus avail ourselves of certain of these exemptions. As a result, although we have adopted charters for our Audit, Nominating and Corporate Governance, and Compensation Committees, our Board does not presently consist of a majority of independent directors, nor do our Nominating and Corporate Governance and Compensation Committees consist entirely of independent directors. Accordingly, so long as we are a "controlled company," you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.

       As of April 29, 2016, our Board has six standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Health, Safety and Environment Committee, External

Affairs and Political Risk Committee and Exploration Assurance Committee, and may have such other committees as the Board shall determine from time to time.

       As of April 29, 2016, each of the standing Committees of the Board had the composition and responsibilities described below.

Audit Committee

       Our Audit Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Effective as of March 2, 2016, the members of our Audit Committee are Messrs. Tong and Darricarrère and Sir Richard B. Dearlove, each of whom our Board has determined is financially literate. Mr. Tong is the Chairman of this Committee. Our Board has determined that each of Messrs. Tong and Darricarrère is an "audit committee financial expert" as described in Item 407(d)(5) of Regulation S-K, and that Messrs. Tong and Darricarrère and Sir Richard B. Dearlove are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. Our Audit Committee is authorized to:

  •
  recommend, through the Board, to the shareholders on the appointment and termination (subject to Bermuda law) of our independent auditors;

  •
  review the proposed scope and results of the independent auditors' audit;

  •
  review and pre-approve the independent auditors' audit and non-audit services rendered;

  •
  approve the audit fees to be paid (subject to authorization by our shareholders to do so);

  •
  review accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  review and approve transactions between us and our directors, officers and affiliates;

  •
  recognize and prevent prohibited non-audit services;

  •
  establish procedures for complaints received by us regarding accounting matters;

  •
  oversee internal audit functions;

  •
  oversee the resource and reserve process, including the external reporting of resource and reserve information; and

  •
  prepare the report of the Audit Committee that SEC rules require to be included in this Proxy Statement.

       The Audit Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 (as amended on April 3, 2012) and is reviewed annually. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee

       The current members of our Compensation Committee are Messrs. Landy, Melwani and Ogunlesi. Mr. Melwani is the Chairman of this Committee. The Compensation Committee is authorized to, among other things:

  •
  review and approve the compensation arrangements for our executive officers, including the compensation for our Chief Executive Officer;

  •
  review and approve compensation for our directors;

  •
  periodically review, in consultation with our Chief Executive Officer, our management succession planning;

  •
  review and evaluate our executive compensation and benefits policies generally, including review and recommendation of any incentive compensation and equity-based plans;

  •
  prepare the report of the Compensation Committee that SEC rules require to be included in the Proxy Statement or Annual Report on Form 10-K, review and discuss the Company's Compensation Discussion and Analysis with management and provide a recommendation to the Company's Board regarding the inclusion of the Compensation Discussion and Analysis in the Proxy Statement or Form 10-K;

  •
  retain and terminate any advisors, including any compensation consultants, and approve any such advisors' fees and other retention terms; and

  •
  delegate its authority to subcommittees or the Chairman of the Committee when it deems it appropriate and in the best interests of the Company.

       The Compensation Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 and is reviewed annually. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Nominating and Corporate Governance Committee

       Effective as of March 2, 2016, the members of our Nominating and Corporate Governance Committee are Messrs. Krieger, Darricarrère and Foley. Mr. Krieger is the Chairman of this Committee. Our Nominating and Corporate Governance Committee is authorized to:

  •
  identify and nominate members for election to the Board;

  •
  develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

  •
  oversee the evaluation of the Board.

       The Nominating and Corporate Governance Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011, and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Health, Safety and Environment Committee

       Effective as of March 2, 2016, the members of our Health, Safety and Environment Committee are Mr. Tong and Dr. Wright. Dr. Wright is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  monitor the establishment of goals and targets for health, safety and environmental performance;

  •
  monitor medium- and long-term performance versus targets and objectives and work with management to review health, safety and environmental standards, policies and procedures and make improvements accordingly;

  •
  review emergency and incident response plans; and

  •
  monitor the identification, management and mitigation of major health, safety and environmental risks.

       The Health, Safety and Environment Committee's responsibilities are set forth in its charter, which was approved by the Board on May 11, 2012 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

External Affairs and Political Risk Committee

       Effective as of March 2, 2016, the members of our External Affairs and Political Risk Committee are Mr. Darricarrère and Sir Richard B. Dearlove. Sir Richard B. Dearlove is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  monitor the Company's process of analyzing social, political, reputational and security risk and assess the Company's efforts to manage or mitigate such risk at key milestones in the business cycle, including new country entry;

  •
  review, consider revisions to and monitor the conduct and performance relating to the Company's corporate responsibility policies;

  •
  monitor engagement with external corporate responsibility organizations and public policy initiatives;

  •
  review the Company's external affair contingency plans in place for material social, political and reputational risk events;

  •
  annually monitor the corporate social investment programs in which the Company is currently engaged; and

  •
  annually receive and review the Company's corporate responsibility report and recommend the approval of such report to the Board.

       The External Affairs and Political Risk Committee's responsibilities are set forth in its charter, which was approved by the Board on April 14, 2014 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Exploration Assurance Committee

       Effective as of March 2, 2016, the members of our Exploration Assurance Committee are Mr. Tong and Dr. Wright. Dr. Wright is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  review the overall objectives of the Company's exploration business in the context of the Company's long range plan, as well as the exploration strategy and related plans and annual exploration plan, and evaluate the inherent subsurface and commercial risks therein;

  •
  regularly evaluate the implementation of the annual exploration business plans and review the identification and evaluation of business risks/threats to exploration plan delivery and the mitigating actions proposed by the Company;

  •
  review all potential significant exploration and new ventures business transactions; and

  •
  review the evaluation of the Company's operated and non-operated exploration assets and monitor the exploration organization and new ventures technical and commercial workflows and processes.

       The Exploration Assurance Committee's responsibilities are set forth in its charter, which was approved by the Board on April 14, 2014 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Meetings of the Board of Directors and Committees

       The Board held five meetings during 2015 and took action by unanimous written consent on five occasions. During 2015, no incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held during the period in which he was a director and of the total number of meetings held by all of the Committees of the Board on which he served. We expect, but do not require, our directors to attend our annual general meetings of shareholders.

       The following table shows the membership of, and number of meetings held by, the Board and each standing Committee during 2015:

Director	Audit Committee(1)	Compensation Committee	Nominating and Corporate Governance Committee(2)	Health, Safety and Environment Committee(3)	External Affairs and Political Risk Committee(4)	Exploration Assurance Committee(5)	Board of Directors
Andrew G. Inglis(1)			X	X		X	Chair
Yves-Louis Darricarrère							X
Sir Richard B. Dearlove	X				Chair		X
David I. Foley							X
David B. Krieger							X
Joseph P. Landy		X	X				X
Brian F. Maxted					X	X	X
Prakash A. Melwani		Chair	X				X
Adebayo ("Bayo") Ogunlesi	X	X	Chair				X
Chris Tong	Chair			X		X	X
Christopher A. Wright				Chair		Chair	X
Number of Meetings in 2015	5	3	1	4	3	4	5
Action by Written Consent in 2015	0	0	2	0	0	0	5

(1)
Effective as of March 2, 2016, Mr. Darricarrère was appointed to serve on the Audit Committee. Mr. Ogunlesi no longer serves on the Audit Committee.
(2)
Effective as of March 2, 2016, Messrs. Krieger, Darricarrère and Foley were appointed to serve on the Nominating and Corporate Governance Committee (with Mr. Krieger serving as committee chair). Messrs. Inglis, Landy, Melwani and Ogunlesi no longer serve on the Nominating and Corporate Governance Committee.
(3)
Effective as of March 2, 2016, Mr. Inglis no longer serves on the Health, Safety and Environment Committee.
(4)
Effective as of March 2, 2016, Mr. Darricarrère was appointed to serve on the External Affairs and Political Risk Committee. Mr. Maxted no longer serves on the External Affairs and Political Risk Committee.
(5)
Effective as of March 2, 2016, Messrs. Inglis and Maxted no longer serve on the Exploration Assurance Committee.

Director Independence

       We have availed ourselves of the "controlled company" exception under the NYSE rules, which exempts us from the requirements that an NYSE-listed company must have a majority of independent directors on its Board and that its Compensation and Nominating and Corporate Governance Committees be composed entirely of independent directors.

       In any event, the Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the Board has determined that Dr. Wright, Sir Richard B. Dearlove and Messrs. Darricarrère, Ogunlesi and Tong are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. There are no family relationships among any of our executive officers, directors or nominees for director.

       Our controlling shareholders currently own a number of our common shares sufficient to elect all of the members of the Board without the approval of any other shareholder.

Board's Role in Risk Oversight

       Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each.

       Under its charter, the Audit Committee of the Board of the Company reviews and discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting, tax and legal matters as well as liquidity risks and guidelines and policies and procedures for monitoring and mitigating risks.

       Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year in relation to specific proposed actions. The Board's other standing Committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. See "Executive Compensation—Compensation Risk Assessment" below. The Board is kept abreast of its Committees' risk oversight and other activities through reports of the Committee chairmen to the full Board.

       Specifically relating to enterprise risk management during 2015, the Company performed an enterprise risk assessment to identify key risks and assess procedures for managing, monitoring and mitigating risks.

Nomination of Directors

       The nominees for election to the Board at the annual general meeting were formally nominated by the Nominating and Corporate Governance Committee and such nominations were approved by the full Board. Although the Board will consider nominees recommended by shareholders, the Board has not established any specific procedures for shareholders to follow to recommend potential director nominees for consideration. At this time, the Board has not established any specific written procedures for identifying and evaluating potential director nominees or any minimum qualifications or skills for directors, although we generally consider a nominee's diversity, experience, industry knowledge and background. To ensure we have a diverse group of potential director nominees for consideration, our nominee search includes candidates from both corporate positions beyond the executive suite and from non-corporate environments (e.g., government, academia and non-profit organizations), and includes both male and female candidates. The Nominating and Corporate Governance Committee has adopted a resolution to consider gender diversity as one of the factors in identifying qualified candidates for membership on the Board. The Board does not deem it necessary to adopt specific written procedures because we are a "controlled company" under NYSE rules. As discussed below under "Shareholders Agreement," certain directors are nominated based on contractual obligations in our shareholders agreement with affiliates of our controlling shareholders.

Compensation Committee Interlocks and Insider Participation

       The current members of our Compensation Committee are Messrs. Landy, Melwani and Ogunlesi. Mr. Melwani is the Chairman of the Committee. No member of the Compensation

Committee has been at any time an employee or an officer of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

       Messrs. Landy and Melwani have directed that the fees they are entitled to receive as compensation for serving on our Board be paid or remitted to our controlling shareholders. See "Certain Relationships and Related Transactions" and "Director Compensation—2015 Director Compensation" below.

Code of Business Conduct and Ethics

       The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this Code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary. The Code of Business Conduct and Ethics is also available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.kosmosenergy.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

       The Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Corporate Governance Guidelines. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Dallas, Texas 75231, Attention: Corporate

Secretary. The Corporate Governance Guidelines are also available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to the Corporate Governance Guidelines on our website at www.kosmosenergy.com.

Shareholders Agreement

       We have entered into a shareholders agreement with affiliates of our controlling shareholders pursuant to which our controlling shareholders, collectively, have the right to currently designate six members of our Board. Each controlling shareholder has the right to designate: (i) up to three directors (or 25% of the Board, rounded to the nearest whole number) if it owns 20% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders and 50% or more of the common shares owned by such controlling shareholder immediately prior to the consummation of the IPO; and (ii) one director (or 12.5% of the Board, rounded to the nearest whole number) if it owns 7.5% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders. Under the shareholders agreement, subject to the corporate governance requirements of the NYSE, and for as long as our controlling shareholders constitute a group that beneficially owns more than 50% of the Company's voting power, our controlling shareholders will have the right to designate 50% of the members of the Nominating and Corporate Governance Committee and a majority of the members of the Compensation Committee. After our controlling shareholders no longer constitute a group beneficially owning more than 50% of the Company's voting power, each controlling shareholder entitled to designate a director will have the right to nominate one of its director designees to each Committee of the Board (other than the Audit Committee). A controlling shareholder will cease to have the right to designate committee members in the event that the controlling shareholder holds less than 7.5% of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders.

Communications with the Board

       Shareholders and other interested parties may communicate directly with our Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Board.

       Shareholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors (Independent Members), c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the independent directors.

       Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. To submit a complaint, you may send a written communication in an envelope addressed to: Audit Committee, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231.

       Any such complaints received or submitted will be promptly forwarded by the Corporate Secretary to Chris Tong, an independent director and Chairman of the Audit Committee, to take such action as may be appropriate.

       Shareholders and other interested parties may communicate directly with our Chairman of the Board by sending a written communication in an envelope addressed to: Chairman of the Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Chairman of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The following is a description of the transactions we have engaged in since January 1, 2015 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

       Messrs. Foley, Krieger, Landy and Melwani have directed that the fees they are entitled to receive as compensation for serving on our Board be paid or remitted to our controlling shareholders. See "Board of Directors, Board Meetings and Committees—Compensation Committee Interlocks and Insider Participation" above and "Director Compensation—2015 Director Compensation" below.

Procedures for Review of Transactions with Related Persons

       We have adopted a set of written related-party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related-party transactions, including any loans between us, our controlling shareholders and our affiliates, but excluding compensation arrangements, require approval by our Nominating and Corporate Governance Committee, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party's direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our shareholders' best interests. There have been no related-party transactions since the adoption of related-party transaction policies where such policies were not followed.

 STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this

Proxy Statement any failure to file by these dates during 2015.

       To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for 2015, with the exception of two Forms 4 relating to three transactions that were filed late for Mr. Nobel.

Security Ownership of Management and Certain Beneficial Owners

       The following table sets forth certain information with respect to the beneficial ownership of our common shares, on a fully-diluted basis, as of March 21, 2016, for:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  each of our director nominees;

  •
  all of our executive officers and directors as a group; and

  •
  each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares.

       Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 385,153,477 common shares issued and outstanding on March 21, 2016. The information in the table below concerning security ownership of beneficial owners is based on filings made by such persons with the SEC.

       Except as indicated in the footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all common shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers
Andrew G. Inglis(1)	166,402	*
Thomas P. Chambers(2)	126,704	*
Brian F. Maxted(3)	9,974,238	2.59%
Christopher J. Ball(4)	97,616	*
Jason E. Doughty(5)	232,750	*
Directors
Yves-Louis Darricarrère(6)	—	*
Sir Richard B. Dearlove(7)	11,650	*
David I. Foley(12)	—	—
David Krieger(13)	—	—
Joseph P. Landy(13)	—	—
Prakash A. Melwani(12)	—	—
Adebayo O. Ogunlesi(8)	1,382,251	*
Chris Tong(9)	86,038	*
Christopher A. Wright(10)	680,442	*
All directors and executive officers as a group (18 individuals)(11)	14,409,546	3.74%
Five Percent Shareholders
Blackstone Funds(12)	96,552,512	25.07%
Warburg Pincus Funds(13)	118,008,651	30.64%
Hotchkis & Wiley Capital Management, LLC(14)	32,146,687	8.35%
SailingStone Capital Partners LLC(15)	27,786,561	7.21%

*
Less than one percent.

(1)
Includes (i) 22,563 restricted share units held by Mr. Inglis that are scheduled to vest within 60 days of March 21, 2016 (on April 1, 2016) and (ii) 83,000 restricted shares held by Mr. Inglis.

(2)
Includes 68,750 restricted shares held by Mr. Chambers. Excludes restricted share units held by Mr. Chambers.

(3)
Includes (i) 59,667 restricted shares held by Mr. Maxted, (ii) 6,729,864 common shares held by Maxted Family Investments, Ltd., an entity of which Mr. Maxted is a beneficial owner, (iii) 474,625 shares held by Maxted Holdings, LLC, an entity of which Mr. Maxted is a beneficial owner and (iv) 1,161,576 shares held by Mr. Maxted's spouse. Excludes restricted share units held by Mr. Maxted.

(4)
Includes 42,913 restricted shares held by Mr. Ball. Excludes restricted share units held by Mr. Ball.

(5)
Includes 66,404 restricted shares held by Mr. Doughty. Excludes restricted share units held by Mr. Doughty.

(6)
Excludes restricted share units held by Mr. Darricarrère.

(7)
Excludes restricted share units held by Sir Richard B. Dearlove.

(8)
Excludes restricted share units held by Mr. Ogunlesi.

(9)
Includes 1,000 common shares held by Mr. Tong's spouse. Excludes restricted share units held by Mr. Tong.

(10)
Excludes restricted share units held by Dr. Wright.

(11)
Includes restricted shares held by three of our executive officers who are not our named executive officers, as follows: (i) 53,821 restricted shares held by Marvin M. Garrett; (ii) 32,750 restricted shares held by Paul M. Nobel; and (iii) 23,720 restricted shares held by Eric J. Haas. Includes 14,789 restricted share units held by Michael J. Anderson that are scheduled to vest within 60 days of March 21, 2016 (on April 1, 2016). Excludes restricted share units held by our other executive officers who are not our named executive officers.

(12)
Based on a Schedule 13G/A filed on February 16, 2016, the Blackstone Funds (as hereinafter defined) are comprised of the following entities: Blackstone Capital Partners (Cayman) IV L.P. ("BCP Cayman IV"), Blackstone Capital Partners (Cayman) IV-A L.P. ("BCP Cayman IV-A"), Blackstone Family Investment Partnership (Cayman) IV-A L.P. ("BFIP"), Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P. ("BFIP SMD") and Blackstone Participation Partnership (Cayman) IV L.P. ("BPP", together with BCP Cayman IV, BCP Cayman IV-A, BFIP and BFIP SMD, the "Blackstone Funds"). The Blackstone Funds beneficially own (i) 90,424,370 shares, which are held by BCP Cayman IV, (ii) 1,474,644 shares, which are held by BCP Cayman IV-A, (iii) 2,394,968 shares, which are held by BFIP, (iv) 1,988,529 shares, which are held by BFIP SMD and (v) 270,001 shares, which are held by BPP. The general partner of BFIP SMD is Blackstone Family GP L.L.C., which is wholly owned by Blackstone's senior managing directors and controlled by Mr. Stephen A. Schwarzman, its founder. The general partner of BCP Cayman IV and BCP Cayman IV-A is Blackstone Management Associates (Cayman) IV L.P. ("BMA"). BCP IV GP L.L.C ("BCP IV") is the general partner of BMA, BFIP and BPP. Blackstone Holdings III L.P. is the sole member of BCP IV. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Mr. Foley and Mr. Melwani are Senior Managing Directors of Blackstone Group Management L.L.C. and neither is deemed to beneficially own the shares beneficially owned by the Blackstone Funds. The address of each of the Blackstone Funds, Mr. Stephen A. Schwarzman and each of the other Blackstone entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(13)
Based on a Schedule 13G/A filed on November 13, 2014, the Warburg Pincus Funds are comprised of the following entities: Warburg Pincus International Partners, L.P., a Delaware limited partnership ("WPIP"), and two affiliated partnerships who collectively hold 59,004,331 shares, and Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), and two affiliated partnerships who collectively hold 59,004,320 shares. The total number of shares reported by WPIP includes 2,360,177 shares that are owned by its affiliated partnership Warburg Pincus Netherlands International Partners C.V. I, a company incorporated under the laws of the Netherlands, and 87,322 shares that are owned by its affiliated partnership WP-WPIP Investors, L.P., a Delaware limited partnership. WPIP expressly disclaims beneficial ownership with respect to any common shares other than the common shares owned of record by WPIP. The total number of shares reported by WP VIII includes 1,657,894 shares that are owned by its affiliated partnership Warburg Pincus Netherlands Private Equity VIII, C.V. I, a company incorporated under the laws of the Netherlands, and 165,357 shares that are owned by its affiliated partnership WP-WPVIII Investors, L.P., a Delaware limited partnership. WP VIII expressly disclaims beneficial ownership with respect to any shares other than the shares owned of record by WP VIII. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners LP"), is the general partner of WPIP and WP VIII. Warburg Pincus Partners GP, LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners LP. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. WPIP and WP VIII are managed by Warburg Pincus, LLC, a New York limited liability company ("WP LLC"). Mr. Landy and Mr. Krieger are Directors of Kosmos. Mr. Landy is a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC. Mr. Krieger is a Partner of WP and a Managing Director and Member of WP LLC. All shares indicated as owned by Messrs. Landy and Krieger are included because of their affiliation with the Warburg Pincus Funds. Charles R. Kaye is also a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC and, together with Mr. Landy, may be deemed to control the Warburg Pincus Funds. Messrs. Kaye, Landy and Krieger disclaim beneficial ownership of all shares held by the Warburg Pincus Funds. The address of the Warburg Pincus Funds, Mr. Kaye and each of the other Warburg Pincus entities listed in this footnote is 450 Lexington Avenue, New York, New York 10017.

(14)
Based on a Schedule 13G/A filed on February 12, 2016, Hotchkis & Wiley Capital Management, LLC ("HWCM") exercises sole voting power over 24,036,445 shares and sole dispositive power over 32,146,687 shares. According to the Schedule 13G/A, certain of HWCM's clients have retained voting power over the common shares that they beneficially own. Accordingly, HWCM has the power to dispose of more common shares than it can vote. The address for HWCM is 725 S. Figueroa Street 39th Floor, Los Angeles, California 90017.

(15)
Based on a Schedule 13G filed on February 16, 2016, SailingStone Capital Partners LLC ("SailingStone") exercises sole voting power and sole dispositive power over 27,786,561 shares. The address for SailingStone is One California Street, 30th Floor, San Francisco, California 94111.

EXECUTIVE OFFICERS

       Our executive officers are designated by, and serve at the discretion of, our Board of Directors. Our executive officers are as follows:

Andrew G. Inglis

Chairman and Chief Executive Officer
Age: 57
Mr. Inglis has served as our Chairman and Chief Executive Officer since March 1, 2014. For Mr. Inglis' biographical information, please see "Proposal 1—Election of Directors—Information About the Nominees" on page 53 below.

Thomas P. Chambers

Senior Vice President and Chief Financial Officer
Age: 60
Mr. Chambers has served as our Senior Vice President and Chief Financial Officer since November 5, 2014. Mr. Chambers joined Kosmos in 2014 after serving as Senior Vice President, Finance at Apache Corporation, an oil and gas exploration and production company with domestic and international operations. Mr. Chambers previously served as Apache Corporation's Executive Vice President and Chief Financial Officer since November 2010, Vice President—Corporate Planning and Investor Relations since March 2009, Vice President—Corporate Planning since September 2001 and Director of Corporate Planning since March 1995. Prior to joining Apache Corporation, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production, having held a variety of management positions with the BP plc group of companies from 1981 to 1992. Mr. Chambers is a member of the Society of Petroleum Engineers, serves on the advisory board of Houston Foundation for Life and is a member of the Board of Trustees of Notre Dame College of Ohio. Mr. Chambers earned a Bachelor of Science degree in chemical engineering from the University of Notre Dame.

Brian F. Maxted

Chief Exploration Officer
Age: 58
Mr. Maxted served as our Chief Executive Officer from January 2011 to February 28, 2014 and has served as our Chief Exploration Officer since March 1, 2014 and Director since January 2011. For Mr. Maxted's biographical information, please see "Proposal 1—Election of Directors—Information About the Nominees" on page 53 below.

Michael J. Anderson

Senior Vice President, External Affairs, Government Relations and Security
Age: 55
Mr. Anderson joined Kosmos on March 5, 2015 and serves as our Senior Vice President, Government and External Affairs. Prior to joining Kosmos, Mr. Anderson served as Director General for the International and Immigration Policy Group in the Home Office of the United Kingdom since 2011. Mr. Anderson previously served as Director General for Strategy, Green Economy, Corporate Services at the United Kingdom Department for Environment, Food and Rural Affairs (DEFRA) from 2009 to 2011, Director General of the Climate Change Group and a Member of the Management Board at DEFRA and the United Kingdom Department of Energy and Climate Change (DECC) from 2007 to 2009, and Principal Private Secretary to the Lord Chancellor and Secretary of State and Director of Strategy and Communication at the Ministry of Justice from 2003 to 2007. Prior to 2003, Mr. Anderson worked as Senior Political Officer in the UK Mission to the United Nations, as Principal Private Secretary to Chiefs of the British Secret Intelligence Service (MI6) and as Political Officer in the UK Delegation to the Conference on Disarmament in Geneva. He earned a Bachelor of Arts degree from Trinity College, Cambridge University.

Christopher J. Ball

Senior Vice President, Planning and Business Development
Age: 48
Mr. Ball has served as our Senior Vice President, Planning and Business Development since August 2013. Mr. Ball joined Kosmos in July 2013 after serving as Vice President, Business Development for the upstream unit of Mubadala Development Company PJSC, a company based in Abu Dhabi, United Arab Emirates. Previously, he was Senior Vice President of Occidental Development Company and President and General Manager of Occidental Middle East Development Company, where he was responsible for business development activities in the Caspian, the Middle East, and North Africa. During his tenure at Occidental, Mr. Ball led and facilitated numerous successful new business activities including the company's acquisition of concessions in Angola, Nigeria, and Suriname. He also worked in the commercial and mergers & acquisitions arena at Texaco in Houston, London, and New York and in upstream asset development and management at Amoco Corporation in London. Mr. Ball earned a Bachelor of Science degree in mechanical engineering from Brunel University in London.

Jason E. Doughty

Senior Vice President and General Counsel
Age: 51
Mr. Doughty has served as our General Counsel since September 2011. Mr. Doughty spent more than 11 years with ConocoPhillips in various leadership roles, including serving as Deputy General Counsel, Americas Exploration and Production. During his tenure with ConocoPhillips, he was responsible for the company's commercial litigation and international arbitration efforts, the Lower 48 and Latin America E&P legal group and the Indonesia legal group. Previously, Mr. Doughty was an attorney with ExxonMobil in Houston and a commercial litigation attorney in private practice in Santa Fe, New Mexico. He earned a Juris Doctor from the University of Houston Law Center, a Master's degree in Business Administration from the University of Texas at Austin and a Bachelor of Science in Finance from Louisiana Tech University. He is a member of the State Bar of Texas.

Marvin M. Garrett

Senior Vice President, Drilling
Age: 60
Mr. Garrett has served as our Senior Vice President, Drilling since May 2014 and as our Senior Vice President, Operations and Development between 2012 and 2014, prior to which he served as our or KEH's Senior Vice President, Production and Operations between 2010 and 2012 and KEH's Senior Vice President of Operations and Development from January 2006. Before joining Kosmos in January 2006, Mr. Garrett was the Vice President of Operations for Triton Energy, where he led the development of the deepwater Ceiba oil field discovery offshore Equatorial Guinea and managed that company's drilling programs in Argentina, Colombia, China, Ecuador, Greece, Guatemala and Italy. Mr. Garrett has 38 years of experience managing oil and gas drilling, production and development activities worldwide. Mr. Garrett holds a Bachelor of Science degree in Petroleum Engineering from the University of Louisiana-Lafayette.

Eric J. Haas

Senior Vice President, Production and Development
Age: 53
Mr. Haas has served as our Senior Vice President, Production and Development, since January 2014 and as our Senior Vice President, Production and Technical Services from January 2013 to January 2014. Mr. Haas joined Kosmos in February 2008 to lead a team in the appraisal and development of the Jubilee Field in Ghana. Prior to joining Kosmos, he spent nearly 25 years at Hess Corporation, a global integrated energy company involved in exploring and developing crude oil and natural gas, manufacturing refined petroleum products and marketing and trading refined petroleum products, natural gas and electricity where he held various positions and was responsible for numerous production and development projects in the Gulf of Mexico, Northwest Europe, Russia, North Africa and West Africa. Mr. Haas holds a Bachelor of Science degree in Petroleum Engineering from New Mexico Institute of Mining and Technology.

Paul M. Nobel

Senior Vice President and Chief Accounting Officer
Age: 48
Mr. Nobel has served as our Senior Vice President and Chief Accounting Officer since July 2012. From June 2006 to July 2012, Mr. Nobel held the position of Senior Vice President, Chief Accounting Officer of World Fuel Services Corporation, a multi-billion dollar global fuel logistics company, and also concurrently held multiple other financial leadership positions during that time at World Fuel Services, including Senior Vice President, Finance—EMEA, Senior Vice President, Finance, of the company's land segment, Senior Vice President, Audit and Business Controls, Senior Vice President—Treasurer and Senior Vice President—Corporate Finance. From July 2005 to June 2006, Mr. Nobel held the position of Senior Vice President, Corporate Finance of World Fuel Services Corporation. He earned a Bachelor of Science degree from Florida State University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

       This Compensation Discussion and Analysis ("CD&A") describes our executive compensation philosophy, process and objectives and the elements of our 2015 compensation program for our named executive officers and gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. The table below sets forth our named executive officers for 2015:

Name	Title
Andrew G. Inglis	Chairman and Chief Executive Officer
Thomas P. Chambers	Senior Vice President and Chief Financial Officer
Brian F. Maxted	Chief Exploration Officer
Christopher J. Ball	Senior Vice President, Planning and Business Development
Jason E. Doughty	Senior Vice President and General Counsel
Executive Summary

       Our executive compensation program is designed to attract, motivate and retain highly experienced individuals who are critical to successfully delivering on our business plan. In 2015, consistent with our historical practice, we continued to emphasize performance-based compensation by awarding a majority of the compensation for our executives in the form of annual cash bonuses and long-term equity incentive awards, both of which are designed to tie our executives' pay directly to Company performance. We believe our commitment to paying performance-based compensation best aligns our executives' interests with those of our shareholders.

       Despite the severe and prolonged decline in worldwide oil prices during 2015 that resulted in a decrease in our share price (as well as the share prices of our peers in the oil and gas industry), we believe that we are strategically well-positioned among our competitors in large part due to our strong balance sheet liquidity, world-class production and development assets and the significant experience and expertise of our executive management team. We further believe that our compensation program effectively incentivized our executives to lead the Company to achieve the significant exploration and operating successes we experienced in 2015.

2015 Business Highlights

       Below we have highlighted some of our key financial, operating and strategic performance results for 2015 that are focused on positioning the Company successfully for ongoing value creation and that informed our executive compensation decisions in 2015.

  •
  With a series of successful exploration wells in Mauritania and Senegal, we discovered a significant amount of natural gas (resource estimate for the Greater Tortue Complex of over 20 trillion cubic feet). We believe that we have opened one of the largest new petroleum systems of the last 15 years and that these resources have the potential to underpin a world-scale liquefied natural gas (LNG) project;

  •
  We experienced no lost time incidents in 2015 and achieved a "total recordable incident rate" of 0.97 (beating the target of 2.00);

  •
  Gross production from the Jubilee Field averaged approximately 103,000 barrels of oil per day (up from 102,000 barrels of oil per day in 2014);

  •
  We maintained liquidity of the Company in a challenging external environment, including through the add-on of $225,000,000 to the Company's high-yield bonds and innovative and disciplined approaches to hedging transactions;

  •
  We further decreased net cash general and administrative expenses to $61,800,000 against a 2015 target of $72,000,0000 and decreased capital expenditures to $777,000,000 against a 2015 target of $854,000,000; and

  •
  We maintained the Tweneboa, Envenra, and Ntomme (TEN) project cost and schedule. TEN comprises gas-condensate and oil discoveries in the Deepwater Tano block offshore Ghana. Future production growth in Ghana will largely be driven by TEN coming online, with the project over 90% complete and on time and on budget for first oil in the third quarter of 2016.

       Despite these exploration, safety and operational successes, we were disappointed in the near-term performance of our stock price. The prevailing commodity price environment continues to pose serious challenges, but our disciplined investment strategy and focused operating approach continue to provide significant long-term value opportunities.

       As we further progress our "second inning" (i.e., our exploration and appraisal drilling in

Mauritania and Senegal), we are committed to strengthening our performance-driven, team-based culture and attracting and retaining top talent that is intensely focused on the successful execution of our strategy. We believe that our compensation philosophy and program will continue to motivate our executives to position us for future growth and success in both the short and long term.

2015 Key Compensation Decisions

       We believe our executive compensation program provides effective incentives to our named executive officers to lead the Company to achieve strong strategic and operational performance and to position the Company for future growth and success in spite of the very difficult current external environment. With the help of its external compensation consultant, Meridian Compensation Partners, LLC ("Meridian"), our Compensation Committee carefully considered the relevant external and internal economic and business factors affecting named executive officer pay for 2015. Recognizing the evolution of the Company and taking into account the current state of the oil and gas industry, our Compensation Committee took a measured approach to our executive compensation program in 2015, focusing on supporting the Company's strategic objectives and further aligning our named executive officer's long-term interests with those of our shareholders, as described below.

       Our key 2015 compensation decisions included the following:

  •
  awarded annual cash bonuses to our named executive officers with payouts at or above the target performance levels based on the Company's achievement of "key performance indicators" (which we refer to as "KPIs") for 2015 and the Company's significant operational and exploration successes in 2015 (see "—Analysis of 2015 Executive Compensation Decisions—Annual Cash Bonus" below for more details);

  •
  obtained shareholder approval of an amendment to our Long-Term Incentive Plan ("LTIP") to increase the available share reserve under the LTIP by 15,000,000 shares;

  •
  granted annual equity awards to our named executive officers in January 2015, 50% in the form of service awards and 50% in the form of performance awards. The annual performance awards we granted in 2015 are scheduled to vest based on the Company's achievement of a specified relative total shareholder return ("TSR") goal, which further links our named executive officer's interests with those of our shareholders (see "—Analysis of 2015 Executive Compensation Decisions—Equity Incentive Awards" below for more details); and

  •
  granted special one-time performance awards to certain of our named executive officers in January 2015 that vest based on a specified relative TSR performance goal to retain and motivate those individuals who are essential to the Company's future success (see "—Analysis of 2015 Executive Compensation Decisions—Equity Incentive Awards" below for more details).

2016 Key Compensation Decisions

       In early 2016, after a comprehensive review and evaluation of our executive compensation program, and in light of the prolonged decline in worldwide oil and gas prices, the Compensation Committee determined not to increase the base salaries of any of our named executive officers for 2016. In addition, in light of the steep decline in our stock price, and in recognition of the dilutive impact on our shareholders of equity awards granted at low stock prices, our Compensation Committee approved the grant of 2016 annual equity awards to our named executive officers with reference to the same or a lower number of shares relative to the 2015 annual equity awards. As a result, the 2016 annual equity awards granted to our named executive officers had a grant date value of less than one-half of the 2015 annual equity awards. Furthermore, despite the high level of KPI achievement in 2015 (met or exceeded in all cases), the Compensation Committee set the size of the annual bonus pool per employee 15% lower in 2016 than 2015.

Compensation Philosophy

Compensation Objectives

       Our executive compensation program is designed to:

    •
    attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry;

    •
    reward individual and corporate performance;

    •
    align the interests of our executives and shareholders by providing a substantial portion of the executives'

      compensation in the form of long-term equity-based awards granted under our LTIP; and

    •
    motivate our executives to manage our business to meet our long-term objectives, create and increase shareholder value and reward the executives when shareholder value increases.

Compensation Practices

       We follow sound compensation practices to support our compensation objectives and align our executive compensation program with the interests of our shareholders.

What We Do	What We Don't Do

✓

Pay-for-Performance—we align pay and performance by awarding a majority of the compensation paid to our executives in the form of "at-risk" performance-based compensation linked to Company and individual performance. For 2015, variable compensation comprised approximately 86% of the total compensation paid to our Chief Executive Officer and, on average, 85% of the total compensation paid to our other named executive officers

✗

No Excise Tax Gross-Ups—we do not provide our executives with gross-ups for the excise tax that would be imposed on the executives under Section 4999 of the Code, if they received "excess" payments and benefits in connection with a change in control

✗

No Special Executive Retirement Programs—we do not provide special executive retirement programs

✓ Balance Short-Term and Long-Term Compensation—we grant compensation to our executives that discourages short-term risk taking at the expense of long-term results	✗ No Excessive Perquisites—consistent with our pay-for-performance philosophy, we do not provide our executives with excessive perquisites

✓ Independent Compensation Consultant—our Compensation Committee engages an independent compensation consultant	✗ No Guaranteed Payouts—we do not grant cash or equity incentive compensation with guaranteed payouts

✓

Risk Mitigation—we have strong risk and control policies, we take risk management into account in making compensation decisions for each of our named executive officers and we perform an annual risk assessment of our executive compensation programs

✗

No Hedging Shares—we do not permit our employees, including our named executive officers, to engage in hedging transactions in the Company's securities, unless our General Counsel provides prior written authorization

Elements of Our Executive Compensation Program

       Since our inception, our executive compensation program has consisted primarily of base salaries, annual cash bonuses and long-term equity incentive awards. For each of these elements, we take into account the practices of our industry peers. We expect that these will remain the principal elements of our executive compensation program going forward—although the relative proportions of each element, and the specific plan and award designs, will continue to evolve to support the strategy of the Company. Each element of our 2015 executive compensation program is described in more detail as follows:

Element		Objective and Basis

Equity incentive awards

•

Link interests of executive officers and shareholders, as ultimate value realized depends on share price performance over the long term.

•

Performance-vesting awards require comparable or superior stock performance relative to industry peers.

•

Encourage retention due to the multi-year service condition.

Variable Compensation	Annual cash bonus

•

Motivate and reward Company and individual performance for the year.

•

Bonus amounts payable to our named executive officers are based on the Compensation Committee's quantitative and qualitative assessment of the achievement of "key performance indicators", general Company performance and individual performance goals.

Fixed Compensation	Base salary

•

Competitive for each role, taking into account experience and level of responsibility in companies of similar size, complexity and stage of development.

•

A basic fixed component, which comprises a relatively modest portion of overall compensation.

	Retirement Plans	• We do not provide any supplemental executive retirement plans. • Our executive officers are eligible to participate in our 401(k) plan on the same basis as our employees generally.
Employee Benefits	Health and Welfare Benefits

•

Our employees at the level of Vice President and above are entitled to the same health and welfare benefits during employment that are offered to U.S.-based employees generally, except that they are also entitled to executive long-term care, executive supplemental disability income insurance, up to $5,000 reimbursement for financial planning services and, as of January 1, 2016, payment of premiums for executive life insurance. Our Senior Vice Presidents and above (which includes our named executive officers) are also entitled to annual executive physicals.

       Our executive compensation philosophy for 2015 was implemented through a compensation structure which paid our named executive officers base salaries that represent a relatively modest percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of annual cash bonuses and long-term equity incentive awards. We refer to the cash bonus and long-term equity incentive awards collectively as variable compensation. The portion of each compensation element as a percentage of total compensation paid in 2015 to our CEO and the average of such compensation paid to our other named executive officers was as follows:

       We believe that this mix of base salaries, annual cash bonuses and long-term equity incentive awards provides an appropriate balance between incentivizing short-term business imperatives and long-term financial and share performance.

Executive Compensation Procedures

Role of the Compensation Committee

       Our Compensation Committee is responsible for the approval, evaluation and oversight of our executive officer compensation and equity incentive compensation plans, policies and programs. Compensation Committee members discuss compensation matters with each other outside regularly scheduled meetings. The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees other than our executive officers under the LTIP. As Chairman of the Compensation Committee, Mr. Melwani reports to the full Board regarding compensation matters.

       The Compensation Committee meets outside the presence of our Chief Executive Officer and our other named executive officers to consider the appropriate compensation for our Chief Executive Officer. The Compensation Committee analyzes the performance of our Chief Executive Officer and determines his base salary, any annual cash bonus and any grant of equity-based awards. For all other named executive officers, the Compensation Committee meets outside the presence of the named executive officers, except our Chief Executive Officer. Our Chief Executive Officer reviews the performance of each named executive officer (other than himself) with the Compensation Committee and makes recommendations to the Compensation Committee on the appropriate base salary, any annual bonus and any grant of equity-based awards. Our Chief Executive

Officer has no role in the decision-making process for determining his compensation. For more on the Compensation Committee's responsibilities, see "Board of Directors, Board

Meetings and Committees—Committees of the Board of Directors—Compensation Committee" above.

Role of Compensation Consultant

       Since our IPO, the Compensation Committee has engaged Meridian to provide independent advice on executive compensation trends and issues, compensation practices within the oil and gas industry, and the design and structure of our executive compensation programs. Meridian has also provided similar information and input regarding outside director compensation.

       Meridian reports directly and exclusively to the Compensation Committee, and at the Compensation Committee's direction Meridian works with management to review or prepare materials for the Compensation Committee's consideration. Meridian did not provide any other services to the Company or our management in 2015. Meridian participated in several conversations with the Compensation Committee and Committee Chairman in 2015 and early 2016 and developed materials for the Compensation Committee's consideration at meetings.

       Meridian provided current information on industry compensation trends and practices and their application to Kosmos for the Company and the Compensation Committee to consider regarding compensation levels and incentive compensation design. Meridian updated the Compensation Committee on recent executive compensation trends in the oil and gas exploration and production industry as context for the Compensation Committee's annual compensation review.

       For 2015, Meridian provided the Compensation Committee with information necessary for an evaluation of its independence in accordance with Section 10C-1 of the Exchange Act to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information provided, the Compensation Committee concluded that the advice provided by Meridian is independent and no conflicts or potential conflicts of interest exist.

Compensation Benchmarking

       The Compensation Committee uses industry peer compensation data as a reference for pay levels and practices and considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters.

       In 2015, Meridian referenced compensation data collected in its proprietary industry survey of 50 North American exploration and production companies. For a list of these companies, see Annex A to this proxy statement.

       The Compensation Committee noted that the surveyed companies vary in size and scope,

operate in different geological basins and generally have less focus on deepwater exploration than does Kosmos. In general, Kosmos competes with these companies for talent, and the Committee believes that they are currently appropriate for executive compensation comparison. When considering executive compensation decisions, the Committee takes into consideration the differences and similarities between Kosmos and the surveyed companies.

Advisory Vote to Approve Named Executive Officer Compensation

       At our 2015 annual general meeting of shareholders, approximately 99.6% of votes were cast, on an advisory basis, in favor of our named executive officer compensation. As such, the Compensation Committee has concluded that our shareholders are satisfied with our existing named executive officer compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with shareholder interests and our long-term goals.

       Nevertheless, we continually consider ways to modify our compensation program to strengthen this alignment of interests. Our shareholders will have an opportunity again this year to vote, on an advisory basis, on our named executive officer compensation. The Compensation Committee will carefully consider the results of this year's shareholder vote, along with all shareholder views on our compensation programs that are communicated to us, when making future compensation decisions for our named executive officers.

Analysis of 2015 Executive Compensation Decisions

Equity Incentive Awards

  Equity Compensation Overview

       Our equity compensation program is designed to align our executives' interests with those of our shareholders by motivating our executives to contribute significantly to our success and to create long-term shareholder value. We believe that a performance-driven, team-based culture is crucial to our future success. Therefore, we grant equity awards to all of our U.S.-based employees to align their interests with those of our shareholders and to expose them to the same upside and downside risks as our shareholders.

       We have historically granted equity awards under our LTIP in the form of service-vesting restricted shares or units (which we refer to as "service awards") and performance-vesting restricted shares or units (which we refer to as "performance awards"). We believe that these equity awards incentivize our employees to work toward our continued success, and motivate their retention with the Company. The awards align the interests of our employees with those of our shareholders, as the ultimate value received depends on the share price on the vesting date and, in the case of the performance awards, the level of attainment of the specified relative TSR goal. In addition, while grants of service awards do not have explicit performance-vesting conditions, due to the nature of our industry and the high-risk environment in which we operate, the ultimate value realized from service awards depends significantly on our future operating performance.

       We typically grant equity awards as part of our annual and new hire equity grant process. In 2015, we granted annual equity awards in January, which was a departure from our historical practice of granting annual equity awards in June of each year. We expect to make future annual equity awards each January. The shift to a January grant date is intended to be consistent with prevailing industry practice and to enable our Compensation Committee to make comprehensive compensation decisions for our executives after the end of each year (contemporaneous with decisions regarding the payment of annual bonuses and base salary adjustments).

       Our named executive officers are generally not entitled to minimum or guaranteed annual equity incentive awards. However, our offer letter with Mr. Inglis provides that he will be eligible to receive annual equity awards during his employment that are expected to have a grant date value equal to 2.5 times his base salary, but with the actual grant date value of any such award determined in the discretion of the Board (or a committee thereof).

  2015 Equity Awards

       In 2015, we granted annual equity awards to our named executive officers, 50% in the form of service awards and 50% in the form of performance awards. The 2015 annual grants of service and performance awards were granted subject to our shareholders' approval of a proposed amendment to the LTIP to increase the share reserve under the LTIP (which our shareholders approved at our 2015 annual general meeting of shareholders).

       In 2015, in addition to annual service and performance awards, we also granted one-time special performance awards to our named executive officers (other than Mr. Chambers,

due to the timing of his start date with the Company) and to certain other employees who are regarded as being essential to the Company's future success.

       The table below sets forth the number of shares underlying each of the service awards, performance awards and special performance awards granted to our named executive officers in 2015, as well as the value of the awards as of the grant date.

			Performance Awards
	2015 Service Award		2015 Annual Performance Award		Special Performance Award
Name	Shares (#)	Value ($)(1)	Target Shares (#)	Value ($)(1)	Target Shares (#)	Value ($)(1)
Andrew G. Inglis	124,500	1,075,680	124,500	1,075,680	278,416	2,405,514
Thomas P. Chambers	103,125	891,000	103,125	891,000	—	—
Brian F. Maxted	89,500	773,280	89,500	773,280	200,147	1,729,270
Christopher J. Ball	64,370	556,157	64,370	556,157	143,948	1,243,711
Jason E. Doughty	56,576	488,817	56,576	488,817	126,520	1,093,133

(1)
The value of the awards was determined by multiplying the number of shares underlying the awards (assuming target level performance, in the case of performance awards), by $8.64, which was the closing price of a share of the Company on the grant date (January 23, 2015), rounded to the nearest whole dollar. The values of the awards reflected in this table differ from those shown in the "Stock Awards" column of the "Summary Compensation Table" on page 37 of this Proxy Statement due to SEC regulations requiring that the performance awards be reported in the "Summary Compensation Table" based on the probable outcome of the applicable performance conditions.

       The diagrams below illustrate the mix of service and performance awards granted in 2015 to our CEO and the average mix of such awards granted to our other named executive officers. The diagrams reflect the fair value of the awards on the grant date and assume target level achievement of the performance conditions for the performance awards.

       The annual service awards granted to our named executive officers in 2015 vest one-third each year over three years based on continued service. Vesting of the annual performance awards and the special performance awards granted in 2015 requires attainment of both a service and a performance condition. The service condition is attained one-third each year over three years, and the performance condition is attained after three years based on a specified relative TSR performance goal. Prior to 2015, the service and performance awards we granted were subject to four-year service and performance periods. We revised this practice in 2015 to maintain our competitive position among our peers and to attract and retain superior talent.

       The attainment of the performance condition will be determined on the last day of the three-year performance period (as specified below) based on our TSR as compared to the TSR of a specified group of industry "performance peer" companies (listed below). TSR will be calculated as the percentage by which the average closing price of a share of Kosmos or a share of a peer company on each of the 30 trading days ending on the last day of the performance period is more or less than the average closing price of the share on each of the 30 trading days ending on the first day of the performance period, plus the amount of any dividends or distributions that are declared during the performance period.

       The performance condition for the performance awards granted to our named executive officers in 2015 will be attained based on the percentile ranking of our TSR relative to the TSR of each of the peer companies during the performance period commencing January 2, 2015 and ending January 2, 2018, as follows:

TSR Ranking	Attainment of Performance Condition
75th percentile and above	200%
50th percentile (target)	100%
25th percentile	25%
Below 25th percentile	0%

       The percentage of the performance condition attained will be interpolated for performance between the percentiles shown above. To the extent that the performance condition is attained above the target performance level, our Compensation Committee, in its sole discretion, may provide for settlement of any such above-target portion of the performance awards in cash in lieu of shares. This discretion to settle the performance awards in cash is intended to provide our Compensation Committee flexibility to preserve shares under the LTIP for future new hire and annual equity awards and to reduce dilution to shareholders.

       The 11 industry performance peer companies for performance awards granted to our named executive officers in 2015 are listed below. If a peer company is no longer publicly traded on the last day of the performance period, it will be removed from the group of performance peers and will not be replaced. These companies were selected because they are the oil and gas exploration and production companies most like Kosmos in terms of geographic reach and development stage.

Africa Oil Corp.	Lundin Petroleum AB
Anadarko Petroleum Corp.	Noble Energy Inc.
BG Group plc*	Ophir Energy plc
Cairn Energy plc	Premier Oil plc
Cobalt International Energy, Inc.	Tullow Oil plc
Genel Energy plc

*
On February 15, 2016, BG Group plc was acquired by Royal Dutch Shell plc.

       To receive any payout under the service and performance awards, our named executive officers and other employees generally must remain employed with us through the vesting date and, in the case of performance awards, the TSR performance condition must be satisfied. However, the awards are subject to accelerated vesting under specified circumstances (see "2015 Compensation—Potential Payments Upon Termination or Change in Control" below).

       Historically, the service and performance awards granted to our executives generally provided for accelerated vesting on the first anniversary of a "change in control" of Kosmos (if earlier than the regularly scheduled vesting date).

       However, commencing with the service and performance awards granted in 2015 to our executives (other than Mr. Inglis), the vesting of the service and performance awards will only accelerate in connection with a change in control if a qualifying termination of employment occurs on or within one year after the change in control. We think this practice further aligns our equity compensation program with the interests of our shareholders.

       For details on the outstanding equity awards granted to our named executive officers in 2015 and prior years, including the numbers of shares, dollar values, vesting schedules and acceleration and forfeiture provisions, see the tables and narrative under "2015 Compensation" below.

  2016 Equity Awards

       In January 2016, our Compensation Committee continued the prevailing incentive mix of granting our named executive officers service and performance awards. In light of the steep decline in our stock price, and in recognition of the dilutive impact of equity incentive awards at low stock prices on our shareholders, management recommended that the January 2016 equity incentive awards be granted with respect to the same number of shares as the 2015 annual equity awards. Our Compensation Committee accepted this recommendation, and based on a closing price of $3.72 on January 22, 2016, the 2016 annual equity awards granted to our named executive officers had a grant-date value of less than one-half of the 2015 annual equity awards. Our Compensation Committee did not grant any additional special performance awards in 2016.

Annual Cash Bonus

       Annual cash bonuses approved by the Compensation Committee for our named executive officers for 2015 were based on Company and individual performance. In November 2014, the Board of Directors, in consultation with our Chief Executive Officer, established stretch "key performance indicators" (which we refer to as "KPIs") for 2015 that are derived from our strategic and business growth plan and demonstrate year-over-year improvement. The Board of Directors also approved the bonus opportunities for our named executive officers. The bonus range for each named executive officer was 0% - 200% of his target bonus opportunity.

       The actual amount of the bonus pool available for bonus payments to our named executive officers was determined based on the Compensation Committee's quantitative and qualitative assessment of the level of achievement of the KPIs and overall Company financial and operating performance. Actual individual bonus amounts payable to our named executive officers were then determined based on the Compensation Committee's review and assessment of the individual performance of each of our named executive officers (taking into account our Chief Executive Officer's assessment of individual performance of each executive, other than himself).

       In December 2015, the Compensation Committee reviewed a comprehensive report prepared by management summarizing the Company's performance against the pre-established 2015 KPIs and the Company's strategic, financial, exploration, development and production performance.

       The table below sets forth the KPIs established for 2015, all of which were achieved and, in several areas critical to our mission, were exceeded:

2015 Key Performance Indicators

Operational Milestones

Deliver 100,000 - 105,000 barrels of oil per day (BOPD)	Achieved

Submit Greater Jubilee Full Field Development Plan	Achieved

Maintain Tweneboa, Enyenra, and Ntomme project cost and schedule	Achieved

Drill the Al Khayr, Tortue and 2 exploration/ appraisal wells including one in Cap Boujdour and one in Mauritania/Senegal, and deliver exploration success	Exceeded	With a series of successful exploration wells, we have discovered a significant amount of natural gas (resource estimate for the Greater Tortue Complex of over 20 trillion cubic feet). We believe that we have opened one of the largest new petroleum systems of the last 15 years and that these resources have the potential to underpin a world-scale liquefied natural gas (LNG) project.

Ensure full utilization of the Atwood Achiever	Achieved

Mature at least three prospects to be geographically drill-ready for 2016	Achieved

Complete the Suriname farm-out and Ireland farm-out to the extent warranted	Not Applicable*

Cost Management

Net cash General and Administrative (G&A) expense of no more than $72 million	Exceeded	When crude prices fell by more than 70%, we protected our balance sheet while maintaining the long term strategic intent. We decreased net cash general and administrative expenses to $61,800,000 against a 2015 target of $72,000,0000 and decreased capital expenditures to $777,000,000 against a 2015 target of $854,000,000.

Project Capital Expenditure (CapEx) of no more than $854 million	Exceeded

Organizational Capability

Enhance the leadership and organizational capabilities in support of executing the Plan	Achieved

Continue to sharpen performance through greater accountability and clear process	Achieved

Long-Term Financial Liquidity

Maintain long-term financial strength in support of success	Exceeded	Maintained liquidity of the Company in a challenging external environment, including through the add-on of $225,000,000 to the Company's high-yield bonds and innovative and disciplined approaches to hedging transactions. Total corporate liquidity was $1.8 billion at year-end 2015 versus $1.9 billion at year-end 2014.

License to Operate

Zero anti-corruption violations	Achieved

Deliver Health, Safety and Environment (HSE) performance targets, including, for example:

•

Total Recordable Incident Rate (TRIR);

•

Lost Time Incident Rate;

•

Implementation of 2014 corporate HSE objectives; and

•

HSE operational readiness

	Exceeded	Operating safely is vital to our success. We experienced no lost time incidents in 2015 and achieved a TRIR of 0.97 (below target of 2.00).

Advance strategies that effectively manage "above/below ground risk" mitigations in decision making	Achieved

Manage "above ground risk" to enable execution of project plans	Achieved

Portfolio

Replenish drilled out prospect inventory, and maintain 2-3 high-volume and high-value independent petroleum system tests per year	Achieved

Secure license extensions in Senegal and Ireland (if warranted)	Not Applicable*

  *
  This KPI was not executed due to a change in the Company's operational needs during 2015.

       In determining the final amount of the bonus pool for the 2015 performance year for our named executive officers, the Compensation Committee considered the Company's financial, organizational, operating and strategic performance, with particular emphasis placed on operational and cost performance.

       In determining the individual bonus amounts for our named executive officers for 2015, the Compensation Committee considered each executive's individual contributions, including financial performance, operating performance, significant strategic initiatives, organizational leadership and investor and Board relations.

       The following table summarizes the most significant achievements for each named executive officer in 2015 that were taken into account by the Compensation Committee in determining his bonus amount:

Name / Position	KPI Achievements
Mr. Inglis Chairman and Chief Executive Officer

•

Delivered, and in several instances exceeded, all stretch corporate KPIs/milestones in challenging external environment

•

Reduced the net cash G&A expenses and capital expenditures while maintaining the strategic delivery (exploration success in Mauritania and Senegal) and enhancing safety performance

•

Enhanced effectiveness of the Board Governance processes

•

Enhanced the Company's brand and reputation with stakeholders

Mr. Chambers Senior Vice President and Chief Financial Officer

•

Maintained liquidity of the Company in a challenging external environment, including through the add-on of $225,000,000 to the Company's high-yield bonds and innovative and disciplined approaches to hedging transactions

•

Enhanced equity market awareness through a proactive investor relations program, which supported communication of the Company's strategy to shareholders

•

Delivered a significant list of projects, which have made the Company more efficient and lowered its risk profile. These projects include improving in-year financial forecasting, insurance coverage and disaster recovery plans and strengthening the IT, Finance and Internal Audit departments

Mr. Maxted Chief Exploration Officer

•

Organically created a pathway to the Company's future exploration success as a result of the 100% success rate on the Tortue-1, Marsouin-1 and Guembeul-1 exploration wells and the Ahmeyim-2 appraisal well, opening the Cretaceous petroleum system offshore Mauritania and Senegal, which was one of the top five hydrocarbon discoveries globally in 2015

•

Matured three geologically drill-ready prospects, replenished drill-out prospect inventory and identified and captured strategic exploration position offshore Sao Tome and Principe

Name / Position	KPI Achievements
Mr. Ball Senior Vice President, Planning and Business Development

•

Established the Greater Tortue Development team to ensure the timely delivery of the development milestones necessary for commercialization of the asset

•

Transitioned the Company's Long-Range Plan into a dynamic planning tool, which is continuously updated against drilling results and is used to identify (and mitigate) business risks and portfolio optimization opportunities

•

Reorganized the Business Development team to ensure that the Company efficiently and effectively allocates its human capital resources and led the creation of a strategic framework enabling the Company to react to the evolving organic option set and the volatile price environment

Mr. Doughty Senior Vice President and General Counsel

•

Further strengthened corporate processes to ensure zero anti-corruption violations through implementing a robust compliance program

•

Delivered significant improvements to the function of the Contracts Group which led to increased quality of service, despite an increased workload

•

Ensured compliance with all public company reporting requirements, which were handled efficiently and effectively

•

Led the HR team through a transitional year in which significant success-based recruiting goals were achieved

       The table below sets forth our named executive officers' target and maximum bonus opportunities for 2015, along with the actual amounts of the bonuses that they received for 2015 based on the achievement of the KPIs and Company and individual performance factors described above:

Name	Target Bonus Opportunity (as % of Base Salary)	Target Bonus Opportunity ($)	Maximum Bonus Opportunity ($)(1)	Actual 2015 Bonus ($)
Andrew G. Inglis	100%	950,000	1,900,000	1,425,000
Thomas P. Chambers	100%	569,250	1,138,500	825,050
Brian F. Maxted	100%	676,194	1,352,388	1,149,530
Christopher J. Ball	75%	386,048	772,096	463,258
Jason E. Doughty	75%	323,407	646,814	323,407

(1)
The amounts in this column represent 200% of each named executive officer's target bonus opportunity.

Base Salary

       Base salary is the sole fixed component of our executive compensation program and represents a relatively small portion of our named executive officers' total compensation package, offering them a measure of certainty and predictability. We generally review salary ranges and individual salaries for our named executive officers annually. We establish the base salary for each named executive officer based on our review of pay levels across industry peers and business requirements for certain skills, individual experience and contributions and the roles and responsibilities of the executive. We believe competitive base salaries are necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us and execute our strategy.

       Our named executive officer salaries are intended to be competitive with those of our industry peers. We do not have a prescribed policy or broadly applied guideline for how salaries should compare to external survey data. Base salaries are subject to change if, among other reasons, the executive's experience or responsibilities change materially or there are changes in the competitive market environment.

       Based on the Compensation Committee's review of peer data in early 2015, the

Compensation Committee determined to approve an increase in the base salary paid to each of our named executive officers as set forth in the table below, effective as of January 1, 2015, to remain competitive and to accurately reflect each executive's role and responsibilities.

       In early 2016, the Compensation Committee reviewed the base salaries paid to each of our named executive officers and, in light of the challenging external environment, deemed the base salaries to be competitive with those paid for similar positions at companies in our peer group. As such, the Compensation Committee determined not to increase the base salaries paid to each of our named executive officers for 2016.

Name	2014 Base Salary Rate ($)	2015 Base Salary Rate ($)	2016 Base Salary Rate ($)
Andrew G. Inglis	900,000	950,000	950,000
Thomas P. Chambers	550,000	569,250	569,250
Brian F. Maxted	653,328	676,194	676,194
Christopher J. Ball	497,325	514,731	514,731
Jason E. Doughty	403,000	431,210	431,210

Benefits and Perquisites

       Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, prescription drug, dental and vision insurance, and are also entitled to annual executive physicals, financial and tax planning services, relocation benefits and payments of premiums for supplemental health and welfare benefits. Our named executive officers participate in our tax-qualified 401(k) plan on the same basis as our employees generally and are not entitled to any supplemental executive retirement benefits. Under the 401(k) plan, the Company matches 100% of an employee's elective deferrals up to a specified percentage of eligible compensation (8% in 2015), subject to applicable limitations under the Internal Revenue Code.

       For details and the amounts of such benefits, see the "All Other Compensation" column of the 2015 Summary Compensation Table and the accompanying footnotes below.

Termination and Change in Control Benefits

  Equity Awards

       The vesting of the equity awards held by our named executive officers accelerates in connection with specified terminations of employment or a change in control. See "2015 Compensation—Potential Payments Upon Termination or Change in Control" below.

  Offer Letters

       The offer letter agreements we have entered into with each of our named executive officers (other than Mr. Maxted) provide for specified termination payments and benefits. See

"2015 Compensation—Potential Payments Upon Termination or Change in Control—Offer Letters" below.

  Severance Policy

       We maintain a change in control severance policy that is designed to encourage continuity of management and other employees after a "change in control" (as defined in the LTIP). The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a change in control. Our named executive officers are not covered by any severance policy or program for terminations that occur other than in connection with a change in control. For more information on our change in control severance policy, see "2015 Compensation—Potential Payments Upon Termination of Change in Control—Severance Policy" below.

Clawback Policy

       Under the Dodd-Frank Act, the New York Stock Exchange is obligated to adopt rules that will require the Company to develop and implement a policy providing that, in the event of an accounting restatement due to material noncompliance with reporting requirements under securities laws, the Company will recover from executive officers incentive-based compensation in excess of the amount that would have been paid to the executive officers under the accounting restatement for the three-year period before the restatement. Once these rules are adopted, the Board intends to adopt a formal policy regarding the recovery of compensation in compliance with the rules.

Policy Prohibiting Hedging Transactions

       Our Insider Trading Policy prohibits our employees, including our named executive officers, from engaging in speculative transactions in the Company's securities, including short sales and, unless our General Counsel provides prior written authorization, publicly traded options and margin accounts.

       During the past five years, none of our named executive officers have engaged in any of the aforementioned hedging transactions with respect to any Company securities.

Compensation Risk Assessment

       Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. We believe that the balanced pay mix, diversified performance metrics, emphasis on long-term equity incentive compensation tied to service and performance conditions, the overall amount of compensation and our internal controls and oversight by the Compensation Committee and our Board, mitigate any potential risks.

       The Compensation Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Deductibility of Executive Compensation

       Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per year, with an exception for performance-based compensation paid based on the attainment of pre-established performance goals. We consider deductibility under Section 162(m) of the Internal Revenue Code when structuring our compensation arrangements for our executive officers. However, depending on the relevant circumstances at the time, we may determine to award compensation that may not be deductible.

Compensation Committee Report

       The Compensation Committee has reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted by the Compensation Committee of the Board,
Prakash A. Melwani, Chairman Joseph P. Landy Adebayo ("Bayo") O. Ogunlesi

2015 Compensation Tables

       The following tables contain information about the compensation we provided for 2015, 2014 and 2013 to our 2015 named executive officers.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Non-Equity Incentive Compensation ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)(6)	Total ($)

Andrew G. Inglis	2015	950,000	—	1,425,000	6,297,471	—	8,672,471
Chairman and Chief Executive Officer	2014	750,000	1,675,000	1,575,000	7,982,680	420,805	12,403,485
Thomas P. Chambers	2015	569,000	—	825,050	2,227,500	176,790	3,798,340
Senior Vice President and Chief Financial Officer	2014	85,672	—	82,500	2,302,858	22,190	2,493,220
Brian F. Maxted	2015	676,194	—	1,149,530	4,527,105	—	6,352,829
Chief Exploration Officer	2014	648,440	—	979,992	2,546,664	38,786	4,213,882
	2013	624,000	—	795,600	—	—	1,419,600
Christopher J. Ball	2015	514,731	—	463,258	3,255,958	18,000	4,251,947
Senior Vice President, Planning	2014	497,325	150,000	652,739	1,661,704	45,250	3,007,018
and Business Development	2013	239,360	150,000	302,813	1,153,451	63,193	1,908,817
Jason E. Doughty	2015	431,210	—	323,407	2,861,741	21,200	3,637,558
Senior Vice President and	2014	386,283	—	528,938	1,460,512	20,800	2,396,533
General Counsel	2013	338,330	—	202,206	1,338,285	98,527	1,977,348

(1)
The amounts in this column reflect the actual amounts of salary paid to our named executive officers in the relevant fiscal year. The amounts reported in this column for Messrs. Inglis and Chambers for 2014 and for Mr. Ball for 2013 reflect the actual amount of salary paid to such named executive officer for the relevant fiscal year, prorated based on his start date.

(2)
The amounts reported for 2014 in this column for Mr. Inglis represent the sign-on bonus paid to him in connection with the commencement of his employment in 2014. The amounts reported for 2013 and 2014 for Mr. Ball represent the payment of a sign-on bonus and retention bonus paid in connection with the commencement of his employment in 2013 and the first anniversary of his start date in 2014, respectively.

(3)
The amounts reported for 2015 are the annual bonuses that our named executive officers received in January 2016 for performance during 2015 pursuant to our annual incentive plan, based on achievement of the applicable KPIs and the Compensation Committee's assessment of overall Company and individual performance. For additional information on these bonuses, see "Compensation Discussion and Analysis—Analysis of 2015 Executive Compensation Decisions—Annual Cash Bonus" above.

(4)
The amounts in this column reflect the aggregate grant date fair values of the service and performance awards granted under the LTIP in 2015 to the named executive officers (including the one-time grant of special performance awards to our named executive officers, other than Mr. Chambers), in each case, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, that the executives will realize for these awards is a function of the value of the underlying shares if and when these awards vest and, for performance awards, the level of attainment of the applicable performance goal.

The amounts for the performance awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the "Grant Date Fair Value of Stock and Option Awards" column of the "2015 Grants of Plan-Based Awards" table below. The following are the values of the performance awards as of the grant date assuming attainment of the maximum level of performance: Mr. Inglis ($6,962,388), Mr. Chambers ($1,782,000), Mr. Maxted ($5,005,100), Mr. Ball ($3,599,735) and Mr. Doughty ($3,163,899).

For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our 2015 Annual Report on Form 10-K.

(5)
The amounts in this column for Messrs. Chambers, Ball and Doughty reflect matching contributions to the named executive officers' accounts under our 401(k) plan. Our named executive officers are eligible to participate in our 401(k) plan on the same basis as our employees generally. For 2015, we provided a 100% match of the first 8% of eligible compensation deferred by participants under the plan, subject to applicable limitations under the Code.

(6)
For Mr. Chambers, the amount reported in this column also includes (i) $1,470, which represents the payment of premiums for long-term and supplemental disability income insurance; (ii) $150, which represents the cost of an annual physical; and (iii) $153,970, which represents the costs of moving, transportation, temporary housing and other miscellaneous relocation-based expenses provided to Mr. Chambers in connection with his relocation to the Dallas/Fort Worth area pursuant to the terms of his offer letter.
2015 Grants of Plan-Based Awards

       The following table provides information on grants of plan-based awards made to our named executive officers during 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(3)	Option Awards ($)(4)

Andrew G. Inglis	—	950,000	1,900,000	—	—	—	—	—
	1/23/2015	—	—	—	—	—	124,500	1,075,680
	1/23/2015	—	—	31,125	124,500	249,000	—	1,613,520
	1/23/2015	—	—	69,604	278,416	556,832	—	3,608,271
Thomas P. Chambers	—	569,250	1,138,500	—	—	—	—	—
	1/23/2015	—	—	—	—	—	103,125	891,000
	1/23/2015	—	—	25,781	103,125	206,250	—	1,336,500
Brian F. Maxted	—	676,194	1,352,388	—	—	—	—	—
	1/23/2015	—	—	—	—	—	89,500	773,280
	1/23/2015	—	—	22,375	89,500	179,000	—	1,159,920
	1/23/2015	—	—	50,037	200,147	400,294	—	2,593,905
Christopher J. Ball	—	386,048	772,096	—	—	—	—	—
	1/23/2015	—	—	—	—	—	64,370	556,157
	1/23/2015	—	—	16,093	64,370	128,740	—	834,235
	1/23/2015	—	—	35,987	143,948	287,896	—	1,865,566
Jason E. Doughty	—	323,408	646,816	—	—	—	—	—
	1/23/2015	—	—	—	—	—	56,576	488,817
	1/23/2015	—	—	14,144	56,576	113,152	—	733,225
	1/23/2015	—	—	31,630	126,520	253,040	—	1,639,699

(1)
The amounts reported are the target and maximum annual bonuses that our named executive officers were eligible to receive for performance during 2015 pursuant to our annual incentive plan. For additional information on these bonuses, see "Compensation Discussion and Analysis—Analysis of 2015 Executive Compensation Decisions—Annual Cash Bonus" above.

(2)
These amounts reflect the performance awards, which are scheduled to vest between 0% and 200% of the number of shares shown in the "Target" sub-column based on attainment of both a service condition that will lapse one-third each year over three years and the specified relative TSR performance condition that will be measured on January 2, 2018. The amounts in the "Threshold" sub-column reflect the 25% of the shares shown in the "Target" sub-column that will vest on attainment of the service condition and the threshold performance level. If either the service condition or the threshold performance level is not attained, the awards will be forfeited. The amounts in the "Target" sub-column reflect the 100% of the shares that will vest on attainment of the service condition and the target performance level. The amounts in the "Maximum" sub-column reflect the 200% of the shares that will vest on attainment of the service condition and the maximum performance level. For more on the terms of these awards, see "Compensation Discussion and Analysis—Analysis of 2015 Executive Compensation Decisions—Equity Awards" above.

(3)
These amounts reflect service awards that are scheduled to vest one-third each year over three years, based solely on service.

(4)
The amounts in this column for the service awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

The amounts in this column for the performance awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these awards, assuming attainment of the maximum level of performance, see footnote 4 to the "2015 Summary Compensation Table" above. The actual value, if any, that each named executive officer will realize for these performance awards is a function of the value of the shares if and when the awards vest.

For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015.
Outstanding Equity Awards at 2015 Fiscal Year-End

       The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2015.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Andrew G. Inglis	288,619(3)	1,500,819	1,514,238(3)	7,874,038
Thomas P. Chambers	173,679(4)	903,131	394,392(4)	2,050,838
Brian F. Maxted	160,929(5)	836,831	769,770(5)	4,002,804
Christopher J. Ball	132,948(6)	691,330	628,804(6)	3,269,781
Jason E. Doughty	129,708(7)	674,482	604,099(7)	3,141,315

(1)
The market values of the awards were calculated by multiplying the number of shares underlying the awards by $5.20, which was the closing price of a common share on December 31, 2015.

(2)
Unless indicated otherwise in the footnotes below, the number of shares underlying performance awards reflected in this table assumes maximum attainment of the specified relative TSR goal. The actual number of shares, if any, that will vest will be based on (i) the level of achievement of the relative TSR goal as of the actual end of the performance period and (ii) satisfaction of the applicable service condition, in each case, as indicated in the footnotes below, plus the amount of any dividends or distributions that are declared on the shares during the applicable performance period. For more on the terms of these awards, see "Compensation Discussion and Analysis—Analysis of 2015 Executive Compensation Decisions—Equity Awards" above.

(3)
For Mr. Inglis, consists of: (a) 67,690 shares underlying service awards that are scheduled to vest ratably on April 1 of each of 2016, 2017 and 2018; (b) 96,429 shares underlying service awards that are scheduled to vest ratably on

  June 1 of each of 2016, 2017 and 2018; (c) 124,500 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2016, 2017 and 2018; (d) 451,264 shares underlying performance awards (with a performance period scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on April 1 of each of 2016, 2017 and 2018); (e) 805,832 shares underlying performance awards (with a performance period scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on January 1 of 2016, 2017 and 2018); and (f) 257,142 shares underlying performance awards (with a performance period scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on June 1 of each of 2016, 2017 and 2018).

(4)
For Mr. Chambers, consists of: (a) 70,553 shares underlying service awards that are scheduled to vest ratably on December 1 of each of 2016, 2017 and 2018; (b) 103,125 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2016, 2017 and 2018; (c) 206,250 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on January 1 of 2016, 2017 and 2018); and (d) 188,142 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2019 and a service condition that is scheduled to be met ratably on December 1 of each of 2016, 2017 and 2018).

(5)
For Mr. Maxted, consists of: (a) 71,428 shares underlying service awards that are scheduled to vest ratably on June 1 of each of 2016, 2017 and 2018; (b) 89,500 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2016, 2017 and 2018; (c) 579,294 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on January 1 of 2016, 2017 and 2018); and (d) 190,476 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on June 1 of each of 2016, 2017 and 2018).

(6)
For Mr. Ball, consists of: (a) 21,970 shares underlying service awards that are scheduled to vest ratably on August 1 of each of 2016 and 2017; (b) 46,607 shares underlying service awards that are scheduled to vest ratably on June 1 of each of 2016, 2017 and 2018; (c) 64,370 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2016, 2017 and 2018; (d) 87,882 shares underlying performance awards (with a performance period scheduled to end on January 3, 2017 and a service condition that is scheduled to be met ratably on August 1 of each of 2016 and 2017); (e) 416,636 shares underlying performance awards (with a performance condition that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on January 1 of 2016, 2017 and 2018); and (f) 124,286 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on June 1 of each of 2016, 2017 and 2018).

(7)
For Mr. Doughty, consists of: (a) 6,490 shares underlying service awards that are scheduled to vest on June 1, 2016; (b) 25,678 shares underlying service awards that are scheduled to vest ratably on June 1 of each of 2016 and 2017; (c) 40,964 shares underlying service awards that are scheduled to vest ratably on June 1 of each of 2016, 2017 and 2018; (d) 56,576 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2016, 2017 and 2018; (e) 25,961 shares underlying performance awards (assuming attainment of the specified relative TSR goal at the target performance level) (with a performance period scheduled to end on January 4, 2016 and a service condition that is scheduled to be met on June 1, 2016); (f) 102,708 shares underlying performance awards (with a performance period scheduled to end on January 3, 2017 and a service condition that is scheduled to be met ratably on June 1 of each of 2016 and 2017); (g) 366,192 shares underlying performance awards (with a performance condition that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on January 1 of 2016, 2017 and 2018); and (h) 109,238 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on June 1 of each of 2016, 2017 and 2018).

Option Exercises and Stock Vested During 2015

       The following table provides information on our named executive officers' service and performance awards that vested in 2015. We have not granted stock options to our named executive officers or other employees.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Andrew G. Inglis	54,706	467,869
Thomas P. Chambers	23,518	166,272
Brian F. Maxted	994,399	9,247,378
Christopher J. Ball	26,522	216,904
Jason E. Doughty	64,824	550,367

(1)
The number of shares included in this column for Messrs. Maxted and Doughty reflect the vesting on May 15, 2015 of performance awards granted to them in connection with our IPO that vested with respect to 50% of the number of shares underlying the awards based on partial achievement of the applicable performance condition.

(2)
The value realized on vesting of the awards was calculated by multiplying the number of shares underlying the awards that vested in 2015 by the closing price of a share on the vesting date (or if the vesting date was not a trading day, on the trading day immediately preceding the vesting date). These closing prices ranged from $5.67 to $9.31.
2015 Pension Benefits

       We do not maintain any defined benefit pension plans.

2015 Nonqualified Deferred Compensation

       We do not maintain any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

       If on December 31, 2015 we had undergone a change in control or our named executive officers' employment had terminated under specified circumstances, each of our named executive officers would have been entitled to accelerated vesting of his equity awards on the terms summarized under "—Equity Awards" below, and to specified payments and benefits under our severance policy or their offer letters. For a summary of the terms of our severance policy and these offers letters, see "—Severance Policy" and "—Offer Letters" below.

Name	Change in Control (No Termination) ($)	Involuntary Termination in Connection with Change in Control ($)	Termination without Cause or Resignation for Good Reason (No Change in Control) ($)	Voluntary Resignation without Good Reason or Termination for Cause ($)	Death/Disability ($)
Andrew G. Inglis
Equity acceleration(1)	9,374,856	9,374,856	351,988	—	9,374,856
Salary payments	—	1,900,000(2)	1,900,000(2)	—	—
Bonus	—	1,900,000(2)	1,900,000(2)	—	—
Benefits continuation	—	50,813(3)	50,813(3)	—	—
Outplacement services	—	20,700(4)	—	—	—
Unused vacation	—	18,280(5)	—	—	—
Relocation	—	—	—	—	—
Total	9,374,856	13,264,649	4,202,801	—	9,374,856

Thomas P. Chambers
Equity acceleration(1)	856,045	2,464,795	—	—	2,953,964
Salary payments	—	1,189,127(6)	569,250(8)	—	—
Bonus	—	569,250(7)	569,250(8)	—	—
Benefits continuation	—	50,813(3)	25,407(8)	—	—
Outplacement services	—	20,700(4)	—	—	—
Unused vacation	—	10,960(5)	—	—	—
Relocation	—	—	—	—	—
Total	856,045	4,305,645	1,163,907	—	2,953,964

Brian F. Maxted
Equity acceleration(1)	866,663	4,344,392	—	—	4,839,630
Salary payments	—	1,996,375(6)	—	—	—
Bonus	—	676,194(7)	—	—	—
Benefits continuation	—	40,154(3)	—	—	—
Outplacement services	—	20,700(4)	—	—	—
Unused vacation	—	11,700(5)	—	—	—
Relocation	—	—	—	—	—
Total	866,663	7,089,515	—	—	4,839,630

Christopher J. Ball
Equity acceleration(1)	908,237	3,409,468	—	—	3,961,105
Salary payments	—	1,128,611(6)	772,097(9)	—	—
Bonus	—	386,048(7)	—	—	—
Benefits continuation	—	59,252(3)	44,439(9)	—	—
Outplacement services	—	20,700(4)	—	—	—
Unused vacation	—	—	—	—	—
Relocation	—	29,233(10)	—	—	—
Total	908,237	5,033,312	816,536	—	3,961,105

Jason E. Doughty
Equity acceleration(1)	1,066,343	3,264,737	667,607	—	3,950,794
Salary payments	—	1,004,369(6)	431,210(9)	—	—
Bonus	—	323,408(7)	323,408(9)	—	—
Benefits continuation	—	50,813(3)	25,407(9)	—	—
Outplacement services	—	20,700(4)	—	—	—
Unused vacation	—	8,280(5)	—	—	—
Relocation	—	29,370(10)	—	—	—
Total	1,066,343	4,701,677	1,447,632	—	3,950,794

(1)
Each named executive officer holds service and performance awards that were unvested as of December 31, 2015. Under the terms of the applicable award agreements, and, in the case of Mr. Inglis, the terms of his offer letter, these awards are subject to accelerated vesting under specified circumstances. The amounts in the table are based on the $5.20 closing price of a share on December 31, 2015. For performance awards, if (i) the awards remain subject to the satisfaction of the specified relative TSR goal following such termination of employment or (ii) the specified relative TSR goal is calculated based on actual achievement as of a change in control, these amounts assume maximum attainment of such goal as of December 31, 2015. See "—Equity Awards" and "—Offer

  Letters" below for more details on the circumstances under which the vesting of these awards would have accelerated.

(2)
Represents the payment of two times Mr. Inglis' annual base salary and annual target bonus as of December 31, 2015, payable in equal monthly installments over 24 months under Mr. Inglis' offer letter. For additional details, see "—Offer Letters" below.

(3)
Represents a cash payment in an amount equal to the premium cost of continued healthcare coverage for 24 months under our severance policy (or, for Mr. Inglis, under his offer letter).

(4)
Represents the cost of outplacement services for 18 months under our severance policy.

(5)
Represents payouts of unused vacation time under our severance policy.

(6)
Represents a lump-sum cash severance payment under our severance policy equal to 24 months of base salary plus four additional weeks of base salary for each year of service (for Mr. Chambers, four additional weeks; for Mr. Maxted, 48 additional weeks; for Mr. Ball, eight additional weeks; and for Mr. Doughty, 16 additional weeks) and any additional amounts payable for any partial year of service.

(7)
Under our severance policy, each of our named executive officers is entitled to a prorated portion of his annual target bonus for the year of termination, if not paid prior to the date of termination.

(8)
Represents the payment to Mr. Chambers under his offer letter of (i) an amount equal to 12 months' base salary and target bonus and (ii) continued medical and dental coverage for him and his eligible dependents for 12 months. For additional details, see "—Offer Letters" below.

(9)
Represents payments of annual base salary and reimbursement of the cost of medical and dental insurance for each executive and his dependents (18 months for Mr. Ball and 12 months for Mr. Doughty) pursuant to their offer letters. In addition, Mr. Doughty is entitled to 12 months' of estimated bonus payments (based on the target amount of his bonus). For additional details, see "—Offer Letters" below.

(10)
For Messrs. Ball and Doughty represents reasonable and customary costs that we estimate would be incurred in moving each executive (and, for Mr. Doughty, his family) back to his former residence location, if solely as a result of a "change in control" (as defined in the LTIP and summarized below under "—Equity Awards—Definitions"), either Mr. Ball or Mr. Doughty is required to relocate to a location outside of the Dallas/Fort Worth area. These estimates are based on the costs incurred in moving each executive (and, for Mr. Doughty, his family) to the Dallas/Fort Worth area.

Offer Letters

       The offer letter agreements we have entered into with each of our named executive officers (other than Mr. Maxted) provide for specified termination payments and benefits, as follows:

  •
  On termination of Mr. Inglis' employment by us without "cause" or by him for "good reason" (as such terms are defined in his offer letter and summarized below under "—Equity Awards—Definitions"), Mr. Inglis is entitled to (i) cash severance in an amount equal to two times the sum of his base salary and target bonus (payable in equal monthly installments over 24 months), (ii) continued medical and dental coverage for him and his dependents for 24 months and (iii) accelerated vesting of the service awards granted to him on April 1, 2014.

  •
  If the employment of each of Messrs. Chambers, Ball and Doughty is terminated through no fault of his own or his position is eliminated and he is not offered a comparable position in Dallas, Texas, then (i) Mr. Chambers will receive (a) cash severance in amount equal to the sum of 12 months' base salary and target bonus and (b) continued medical and dental coverage for him and his eligible dependents for 12 months and (ii) each of Messrs. Ball and Doughty will receive (a) his annual base salary and (b) reimbursement of the cost of medical and dental insurance for him and his dependents, in each case for a specified period (18 months for Mr. Ball and 12 months for Mr. Doughty). Mr. Doughty will also receive 12 months of estimated bonus payments.

  •
  Each of Messrs. Ball and Doughty is also entitled to payment of reasonable and customary expenses associated with his moving back to the United Kingdom (for Mr. Ball) or Houston, Texas (for Mr. Doughty) under the circumstances described in footnote 10 to the "Potential Payments Upon Termination or Change in Control" table above.

       The entitlement of each of Messrs. Inglis and Chambers to these payments is conditioned on his execution and non-revocation of a general release of claims against the Company.

Severance Policy

       Our severance policy is designed to encourage continuity of management and other employees after a change in control. The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a "change in control" (as defined in the LTIP and summarized below) as a result of:

  •
  work force reduction;

  •
  departmental reorganization that results in job elimination;

  •
  departmental reorganization that results in a material diminution of the skills, requirements, aptitudes or other criteria of the position, if the employee declines an offer of continued employment in the altered position or in another position that the Company deems comparable in its reasonable discretion; or

  •
  relocation of the job functions outside of a 50-mile radius, if the employee is not offered employment at the new location or declines an offer of employment at the new location.

       The severance policy provides for the following termination benefits:

  •
  a lump-sum cash severance payment in an amount determined based on the employee's title, years of service and base salary (for our named executive officers, this amount equals 24 months of base salary plus four additional weeks of base salary for each year of service);

  •
  a prorated portion of the employee's target bonus for the current year, if not paid prior to the date of termination;

  •
  a cash payment in an amount equal to the premium cost of continued healthcare coverage for a specified period (24 months for our named executive officers);

  •
  outplacement services for a specified period (18 months for our named executive officers); and

  •
  payout of unused vacation time.

       Employees, including our named executive officers, who have a separate severance agreement may receive benefits under that agreement or the severance policy, but not both. To receive severance benefits under the severance policy, an employee must sign and not revoke a separation and release agreement in the form prescribed by the Company.

Equity Awards

  Service Awards

       Service awards held by each of our named executive officers are scheduled to vest based solely on service and would have fully vested on December 31, 2015, if on that date their employment had terminated due to their death or "disability", or in the case of the service award granted to Mr. Inglis in April 2014 and the service award granted to Mr. Doughty in 2013, if his employment was terminated by us without "cause" or by him for "good reason". Had we undergone a change in control on December 31, 2015, these awards would have become fully vested on the earliest to occur of:

  •
  the regularly scheduled vesting date, if the executive remained employed through the vesting date;

  •
  for all service awards granted to Mr. Inglis, and for service awards granted to the other named executive officers before 2015, the first anniversary of the change in control, if the executive remained employed through the anniversary date;

  •
  termination of the executive's employment due to his death or "disability";

  •
  for our named executive officers other than for Mr. Inglis, termination of the executive's employment by us or the acquiror without cause or by him for good reason (for service awards granted in 2015, such termination must occur within one year after such change in control); and

  •
  for Mr. Inglis, the later of the date of termination or the change in control, if Mr. Inglis' employment is terminated by us without "cause" or by him for "good reason" during the period beginning three months before, and ending one year after, such change in control, provided that any termination during the period beginning three months before such change in control was at the request of a third party that had taken steps reasonably calculated to effectuate such change in control or that otherwise arose in connection with or anticipation of such change in control.

       These service awards would have been forfeited on termination of employment under any other circumstances.

  Performance Awards

       For performance awards held by our named executive officers, the service condition would have been fully attained on December 31, 2015, if on that date the executive's employment had terminated due to his death or disability, or in the case of the performance awards granted to Mr. Doughty in 2013, had his employment been terminated by us without cause or by him for good reason, and such awards would have remained subject to the performance condition.

       Had the executive terminated his employment without good reason at any time, or (other than for performance awards granted to Mr. Doughty in 2013) had his employment been terminated by us without cause or by him for good reason at any time other than on, or within one year after, a change in control, then any portion of the performance award for which the applicable service condition had been satisfied as of such termination date would have remained subject to the applicable performance condition, and any remaining portion of the award would have been forfeited without any payment to the executive.

       Had we undergone a change in control on December 31, 2015, the performance condition would have been treated as set forth below, and the awards would have remained subject to the service condition to the extent not yet met:

  •
  for performance awards granted to our named executive officers (other than Mr. Inglis) prior to 2015, the performance condition would have been deemed attained at the target performance level;

  •
  for performance awards granted to our named executive officers (other than Mr. Inglis) in 2015, the performance condition would have been determined based on actual performance as of the date of such change in control; and

  •
  for performance awards granted to Mr. Inglis, the performance condition would have been deemed attained at the maximum performance level.

       In connection with the change in control, the performance awards would have vested or been forfeited under the same circumstances as are described above for service awards.

       These performance awards would have been forfeited on termination of employment under any other circumstances.

  Definitions

       For purposes of the accelerated vesting of the named executive officers' equity awards under the circumstances described above, "cause," "change in control," "disability" and "good reason" are defined in the LTIP (or, for Mr. Inglis, in his offer letter) as follows:

  •
  "Cause" generally means the named executive officer's:

  (i)
  failure (or, in the case of Mr. Inglis, material failure) to perform his duties (other than any such failure resulting from his physical or mental incapacity);

  (ii)
  having engaged in misconduct, negligence or a breach of fiduciary duty (or, in the case of Mr. Inglis, having engaged in serious misconduct, gross negligence or a material breach of a fiduciary duty);

  (iii)
  having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;

  (iv)
  breach (or, in the case of Mr. Inglis, material breach) of any restrictive covenant (and, in the case of Mr. Inglis, any notice requirement, garden leave provision or similar requirement) to which he is subject;

  (v)
  breach (or, in the case of Mr. Inglis, material breach) of any of our policies, including any policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;

  (vi)
  unlawful use or possession of illegal drugs on our premises or while performing his duties to us; or

  (vii)
  commission of an act of fraud, embezzlement or misappropriation, in each case, against us.

    In the case of Mr. Inglis, if the Company believes that he has committed an act giving rise to cause under clauses (i), (ii), (iv) or (v) above, then, if such act or omission is reasonably susceptible of cure, we must provide Mr. Inglis written notice specifying the circumstances alleged to constitute cause within 90 days of the Board's first obtaining knowledge of such circumstances. Mr. Inglis then has 30 days to cure the circumstances. If he has not cured the circumstances within such 30-day period, we may terminate Mr. Inglis' employment within 60 days after the end of such 30-day period.

  •
  "Change in Control" generally means the occurrence of one or more of the following events:

  (i)
  the acquisition of 50% or more of the combined voting power of our outstanding securities (other than by our controlling shareholders);

  (ii)
  the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

  (iii)
  the consummation of our merger, amalgamation or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such transaction); or

  (iv)
  the transfer of our assets having a gross fair market value of 50% or more of the total gross market value of our assets immediately before such transfer (other than any such transfer immediately after which such assets are owned directly or indirectly by our shareholders in substantially the same proportions as their ownership of our common shares immediately before such transfer), and the subsequent distribution of the proceeds from such transfer to our shareholders having a fair market value that is greater than 50% of our fair market value immediately before such transfer.

  •
  "Disability" generally means "disability" as defined in our long-term disability plan for the purpose of determining eligibility for benefits. If such plan contains multiple definitions of disability, then "disability" refers to that definition of disability which, if the named executive officer qualified for such benefits, would provide coverage for the longest period.

  •
  "Good Reason" generally means the occurrence of any of the following events without the named executive officer's consent:

  (i)
  a reduction in his base salary or target bonus, other than any such reduction that applies generally to similarly situated employees (or, in the case of Mr. Inglis, that applies to senior executives of the Company);

  (ii)
  relocation of his principal place of employment by more than 50 miles; or

  (iii)
  a material reduction in his duties or responsibilities (in the case of our named executive officers other than Mr. Inglis, that occurs within two years after a change in control).

    In each case, the executive must provide us with written notice specifying the circumstances alleged to constitute good reason within 90 days after the circumstances first occur. We then have 30 days to cure the circumstances. If we have not cured the circumstances within such 30-day period, the executive is required to resign within 60 days after the end of such 30-day period.

DIRECTOR COMPENSATION

2015 Director Compensation

       The following table lists the individuals who served as our non-employee directors in 2015 and summarizes their 2015 compensation. Messrs. Inglis and Maxted did not receive any compensation for their services as directors in 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Yves-Louis Darricarrère(3)	3,750	—	—	3,750
Sir Richard B. Dearlove	120,000	140,000	—	260,000
David I. Foley	60,000	140,000	—	200,000
David B. Krieger	60,000	140,000	—	200,000
Joseph P. Landy	60,000	140,000	—	200,000
Prakash A. Melwani	85,000	140,000	—	225,000
Adebayo O. Ogunlesi	70,000	140,000	—	210,000
Lars H. Thunell(4)	30,000	—	—	30,000
Chris Tong	125,000	140,000	—	265,000
Christopher A. Wright	145,000	140,000	—	285,000

(1)
Each of our non-employee directors is entitled to (i) an annual cash retainer for service on the Board and (ii) an additional cash retainer if the director chairs a Board committee or serves on the Exploration Assurance Committee, in each case, paid quarterly and, if applicable, prorated for the portion of the year that the director serves on the Board or committee. For 2015, the amounts of such retainers were as follows:

Type of Retainer	Retainer (Annualized) ($)
Board Member	60,000
Audit Committee Chair (Mr. Tong)	25,000
Compensation Committee Chair (Mr. Melwani)	25,000
Nominating and Corporate Governance Committee Chair (Mr. Ogunlesi)	10,000
Health, Safety and Environment Committee Chair (Dr. Wright)	15,000
External Affairs and Political Risk Committee Chair (Sir Richard Dearlove)	60,000
Exploration Assurance Committee Chair (Dr. Wright)	70,000
Exploration Assurance Committee Non-Chair Member (Mr. Tong)	40,000

(2)
The Compensation Committee and the Board approved annual equity grants to our non-employee directors in 2015 who are not affiliated with our significant shareholders. These grants are made annually on the date of our annual general meeting of shareholders (or, for new directors who begin serving on the Board on a different date, on such date). The vesting of the service awards granted in 2015 will accelerate on death or disability.

The amounts in this column reflect the aggregate grant date fair values of such service awards, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by the directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

  The following table sets forth the total number of service awards held by our non-employee directors who held such awards as of December 31, 2015, which are scheduled to vest on June 3, 2016 (i.e., the first anniversary of the grant date).

Name	Total RSUs (#)
Sir Richard B. Dearlove	16,055
Adebayo O. Ogunlesi	16,055
Chris Tong	16,055
Christopher A. Wright	16,055

(3)
For Mr. Darricarrère, the amounts for fees earned or paid in cash included in this table for 2015 were prorated to reflect his appointment to the Board, effective as of December 7, 2015. In connection with his appointment to the Board, Mr. Darricarrère was granted an annual equity award on February 16, 2016 with a grant date value of $140,000 that is scheduled to vest on the date of our 2016 annual general meeting of shareholders.

(4)
For Mr. Thunell, the amounts for fees earned or paid in cash included in this table for 2015 were prorated to reflect the portion of 2015 that he served as director. Mr. Thunell did not stand for re-election at the Company's 2015 annual general meeting of shareholders.

 EQUITY COMPENSATION PLAN INFORMATION

       The following table sets forth information about the service and performance awards outstanding as of December 31, 2015 that were granted under the LTIP, which is our only equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	16,748,347	(1)	—	11,798,382	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	16,748,347		—	11,798,382

(1)
Represents the number of common shares underlying service and performance restricted stock units (assuming maximum attainment of the specified relative TSR goal and full settlement of the performance restricted stock units in shares) outstanding under the LTIP.

(2)
Represents the number of common shares remaining available for issuance under the LTIP, as approved by our shareholders at our 2015 annual general meeting. This number does not include the shares that are issuable on vesting and settlement of the outstanding service and performance restricted stock units.

       Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report above and the Audit Committee Report below shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.

 AUDIT COMMITTEE REPORT

       The Audit Committee of the Board currently consists of three non-employee independent directors: Messrs. Tong and Darricarrère and Sir Richard B. Dearlove.

       Management is responsible for the Company's system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements and (3) the independence and performance of the Company's auditors.

       The Audit Committee has reviewed and discussed with the Company's management and the independent accountants the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees," as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

       The Company's independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

       Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

Respectfully submitted by the Audit Committee of the Board*,
Chris Tong, Chairman Sir Richard B. Dearlove Adebayo ("Bayo") O. Ogunlesi

*
Those directors signing this Audit Committee Report represent the composition of the Audit Committee for the fiscal year ended December 31, 2015 and during the audit of the financial statements related thereto. Effective as of March 2, 2016, Mr. Darricarrère replaced Mr. Ogunlesi on the Audit Committee.

PROPOSAL 1—ELECTION OF DIRECTORS

       Our bye-laws provide that our Board shall consist of not less than five and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. The Board currently consists of 11 directors: Andrew G. Inglis, Brian F. Maxted, Yves-Louis Darricarrère, Sir Richard B. Dearlove, David I. Foley, David B. Krieger, Joseph P. Landy, Prakash A. Melwani, Adebayo ("Bayo") O. Ogunlesi, Chris Tong and Christopher A. Wright. The Board currently consists of a single class of directors, each serving one-year terms.

       The Board has nominated 11 directors for election at the annual general meeting to serve until the 2017 annual general meeting of shareholders, and until their respective successors are duly elected. Our shareholders do not have cumulative voting rights and, accordingly, the holders of a plurality of the shares voted can elect all of the directors then standing for election.

       We are soliciting proxies in favor of the election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these 11 nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the annual general meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected.

       The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve on the Board.

Information About the Nominees

Andrew G. Inglis

Age: 57 Director since: March 2014	Committees: • None Other current public directorships: • None

Mr. Inglis joined Kosmos from Petrofac Ltd., a leading provider of oilfield services to the international oil and gas industry, principally engaged in the design of oil and gas infrastructure, the operation, maintenance and management of oil and gas assets and the training of personnel on a worldwide basis. At Petrofac, Mr. Inglis held the position of Chief Executive, Integrated Energy Services and was a member of the Petrofac board of directors. Prior to joining Petrofac in January 2011, Mr. Inglis served BP for 30 years in a number of positions, including most recently as Executive Director on the BP board of directors from 2007 to 2010 and as Executive Vice President and Deputy Chief Executive of exploration and production from 2004 to 2007. Mr. Inglis received a master's degree in Engineering from Pembroke College, Cambridge University. He is a Chartered Mechanical Engineer, a Fellow of the Institution of Mechanical Engineers and a Fellow of the Royal Academy of Engineering. For these reasons, we believe he is well qualified to serve on our Board.

Brian F. Maxted

Age: 58 Director since: January 2011	Committees: • None Other current public directorships: • None

Mr. Maxted is one of the founding partners of Kosmos and has been our Chief Exploration Officer since March 2014. From January 2011 to March 2014, Mr. Maxted served as our Chief Executive Officer. Prior to this, he served our predecessor Kosmos Energy Holdings ("KEH") as Senior Vice President, Exploration from 2003 to 2008 and as Chief Operating Officer from 2008 to 2011. He is currently a Director of Venari Resources LLC and has also served as a Director of Broad Oak Energy from February 2008 through its sale in July 2011. Prior to co-founding Kosmos in 2003, Mr. Maxted was the Senior Vice President of Exploration of Triton Energy Limited prior to its sale to Hess Corporation. Mr. Maxted holds a Master of Organic Geochemistry degree from the University of Newcastle-upon-Tyne and a Bachelor of Science degree in Geology from the University of Sheffield. For these reasons, we believe he is well qualified to serve on our Board.

Yves-Louis Darricarrère

Age: 64 Director since: December 2015	Committees: • Audit Committee • Nominating and Corporate Governance Committee • External Affairs and Political Risk Committee Other current public directorships: • None

Mr. Darricarrère is currently a Senior Advisor to Lazard Frères Bank. Prior to joining Lazard Frères Bank in 2015, Mr. Darricarrère was Chief Executive Officer of Total S.A.'s Upstream business, a position he held from 2012 until 2015. Prior to this, Mr. Darricarrère was President of each of Total S.A.'s Exploration & Production and Total Gas & Power businesses, positions he held from 2003 and 2007, respectively, until the businesses were combined into Total S.A. Upstream in 2012. Mr. Darricarrère currently serves as Chairman of the Board of Total S.A.'s Corporate Foundation, and from 2003 until 2015, he served on the Total Group's Executive Committee. Mr. Darricarrère is a graduate of the Ècole Nationale Supèrieure des Mines and the Institut d'Ètudes Politiques in Paris and holds a Master's degree in economic science. He is also chevalier de la Lègion d'Honneur (Knight of the French Legion of Honour). Since 2015, Mr. Darricarrère has been a Senior Lecturer in energy geopolitics at the Institut d'Ètudes Politiques de Paris. For these reasons, we believe he is well qualified to serve on our Board.

Sir Richard B. Dearlove

Age: 71 Director since: December 2012	Committees: • Audit Committee • External Affairs and Political Risk Committee (Chair) Other current public directorships: • None

Sir Richard B. Dearlove is Chairman of the Trustees of London University. He was Master of Pembroke College at the University of Cambridge, U.K. from 2004 to 2015, and the Head of the British Secret Intelligence Service (MI6) from 1999 to 2004. During his 38-year tenure with MI6, Sir Richard B. Dearlove served in multiple international locations before returning to the U.K. as Director of Personnel and Administration in 1993. He also served as Director of Operations and Assistant Chief in advance of his appointment as Head of MI6 in 1999. In 1984, Sir Richard B. Dearlove was awarded an OBE (Officer of the Most Excellent Order of the British Empire), and in 2001 he was appointed a KCMG (Knight Commander of St. Michael and St. George) for his service. Sir Richard B. Dearlove has held several trustee and advisory positions, including serving as a Trustee of Kent School in Connecticut, Honorary Fellow of Queens' College, University of Cambridge, Member of the International Advisory Board of AIG, Senior Advisor to the Monitor Group, Chairman of Ascot Underwriting, Member of the Advisory Board of IrisGuard, Member of the Advisory Board of New Venture Partners, Chairman of Trustees of the Cambridge Union Society and Member of the Strategic Advisory Board of TimeSight Systems. He received a Master of Arts degree in History from Queens' College, Cambridge. For these reasons, we believe he is well qualified to serve on our Board.

David I. Foley

Age: 48 Director since: 2011	Committees: • Nominating and Corporate Governance Committee Other current public directorships: • PFB Energy, Inc. • Cheniere Energy, Inc. • Cheniere Energy Partners, LP

Mr. Foley is a Senior Managing Director in the Private Equity Group at Blackstone Group L.P. ("Blackstone") and is the Chief Executive Officer of Blackstone Energy Partners. Mr. Foley currently leads Blackstone's investment activities in the energy and natural resources sector. Since joining Blackstone in 1995, Mr. Foley has been responsible for building the Blackstone energy and natural resources practice and has played an integral role in every private equity energy deal that the firm has invested in. Before joining Blackstone, Mr. Foley worked with AEA Investors in that firm's private equity business, and prior to that served as a Consultant for the Monitor Company. Mr. Foley is currently a Director of PBF Energy Inc., Cheniere Energy Inc., Cheniere Energy Partners, LP and several other private companies. Mr. Foley received a Bachelor of Arts and a Master of Arts in Economics from Northwestern University and received a Master of Business Administration degree with distinction from Harvard Business School. For these reasons, we believe he is well qualified to serve on our Board. Mr. Foley was nominated to the Board by Blackstone pursuant to the Shareholders Agreement (see "Board of Directors and Corporate Governance—Shareholders Agreement" above) and Mr. Foley served as a Director of our predecessor KEH since 2004.

David B. Krieger

Age: 42 Director since: 2011	Committees: • Nominating and Corporate Governance Committee (Chair) Other current public directorships: • MEG Energy Corp. • Ceres, Inc.

Mr. Krieger is a Partner of Warburg Pincus & Co. ("Warburg Pincus") and a Managing Director of Warburg Pincus LLC and has been with the firm since 2000. Mr. Krieger is a member of the firm's Executive Management Group and is involved primarily with the firm's investment activities in the energy sector. Mr. Krieger is currently a Director of MEG Energy Corp., Ceres, Inc. and several private companies. From 2004 to 2009, Mr. Krieger was a Director of ElectroMagnetic GeoServices ASA. Mr. Krieger also serves as a Trustee of the Kaufman Center for the Performing Arts. He received a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania, a Master of Science from the Georgia Institute of Technology and a Master of Business Administration degree from Harvard Business School. For these reasons, we believe he is well qualified to serve on our Board. Mr. Krieger was nominated to the Board by Warburg Pincus pursuant to the Shareholders Agreement (see "Board of Directors and Corporate Governance—Shareholders Agreement" above) and Mr. Krieger served as a Director of our predecessor KEH since 2004.

Joseph P. Landy

Age: 54 Director since: May 2012	Committees: • Compensation Committee Other current public directorships: • None

Mr. Landy is Co-Chief Executive Officer of Warburg Pincus and has been with the firm since 1985. Mr. Landy has been jointly responsible for the management of the firm since 2000, including the formulation of strategy, oversight of investment policy and decisions, leadership of the firm's Executive Management Group and the coordination of limited partner communications. Mr. Landy currently serves as a Director of CrowdStrike. In addition, he also serves as an officer of the Boy Scouts of America and is a member of its National Executive Board. Mr. Landy holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from The Leonard N. Stern School of Business at New York University. For these reasons, we believe he is well qualified to serve on our Board. Mr. Landy was nominated to the Board by Warburg Pincus pursuant to the Shareholders Agreement (see "Board of Directors and Corporate Governance—Shareholders Agreement" above).

Prakash A. Melwani

Age: 57 Director since: 2011	Committees: • Compensation Committee (Chair) Other current public directorships: • Crocs, Inc. • Performance Food Group Company

Mr. Melwani is a Senior Managing Director at Blackstone and is Chief Investment Officer of the Private Equity Group at Blackstone and chairs each of its Investment Committees. Prior to joining Blackstone, Mr. Melwani was a founding partner of Vestar Capital Partners and served as its Chief Investment Officer. Previous to that, he was with the management buyout group at The First Boston Corporation and with N. M. Rothschild & Sons in Hong Kong and London. Mr. Melwani is currently a Director of Crocs, Performance Food Group, RGIS Inventory Specialists and Blackstone's strategic partner, Patria. Mr. Melwani graduated with a First Class Honors degree in Economics from Cambridge University. He received a Master of Business Administration with High Distinction from Harvard Business School and graduated as a Baker Scholar and a Loeb Rhoades Fellow. For these reasons, we believe he is well qualified to serve on our Board. Mr. Melwani was nominated to the Board by Blackstone pursuant to the Shareholders Agreement (see "Board of Directors and Corporate Governance—Shareholders Agreement" above) and Mr. Melwani served as a Director of our predecessor KEH since 2004.

Adebayo ("Bayo") O. Ogunlesi

Age: 62 Director since: 2011	Committees: • Compensation Committee Other current public directorships: • Callaway Golf Company • Goldman Sachs Group Inc.

Since 2006, Mr. Ogunlesi has been Chairman and Managing Partner of Global Infrastructure Partners ("GIP"), a private equity firm that invests in infrastructure assets in the energy, transport and water sectors, in both OECD and select emerging market countries. Mr. Ogunlesi previously served as Executive Vice Chairman and Chief Client Officer of Credit Suisse's Investment Banking Division with senior responsibility for Credit Suisse's corporate and sovereign investment banking clients. From 2002 to 2004, he was Head of Credit Suisse's Global Investment Banking Department. Mr. Ogunlesi is a Director of Callaway Golf Company and the Goldman Sachs Group, Inc. and is a Non-Executive Chairman of the Africa Finance Corporation. Mr. Ogunlesi holds a Bachelor of Arts in Politics, Philosophy and Economics with First Class Honors from Oxford University, a Juris Doctor (magna cum laude) from Harvard Law School and a Master of Business Administration from Harvard Business School. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court. Mr. Ogunlesi served as a Director of our predecessor KEH since 2004. For these reasons, we believe he is well qualified to serve on our Board.

Chris Tong

Age: 59 Director since: February 2011	Committees: • Audit Committee (Chair) • Health, Safety and Environment Committee • Exploration Assurance Committee Other current public directorships: • Targa Resources Corp.

Mr. Tong currently serves as a Director and Chairman of the Audit Committee of Targa Resources Corp. From 2009 to 2012, Mr. Tong also served on the Board of Directors of Cloud Peak Energy Inc. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer of Magnum Hunter Resources, Inc. from August 1997 to December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong holds a Bachelor of Arts in Economics from the University of Louisiana Lafayette (formerly the University of Southwestern Louisiana). For these reasons, we believe he is well qualified to serve on our Board.

Christopher A. Wright

Age: 68 Director since: 2011	Committees: • Health, Safety and Environment Committee (Chair) • Exploration Assurance Committee (Chair) Other current public directorships: • None

Dr. Wright became a Director of Delonex Energy in August 2013 and Explora Petroleum AS in January 2014. From November 2005 to January 2011, Dr. Wright was the Executive Chairman of Fairfield Energy Limited before being appointed Chief Executive Officer in January 2011, a position he retired from in March 2013. From July 2004 to June 2010, he was a Director of ElectroMagnetic GeoServices ASA. From 2001 to 2004, Dr. Wright was Senior Vice President, Global Exploration and Technology, for Unocal based in Houston. From 1997 to 1999, he was first Director, New Business and then Chief Operating Officer for Lasmo plc in London. From 1996 to 1997, Dr. Wright led the Asia-Pacific and Middle East new business development efforts for the Mobil Oil Corporation, based out of Dallas and London. The major part of his career was with British Petroleum plc, where he spent over 20 years in various technical and managerial roles of increasing seniority in locations both in the United States and the United Kingdom. His final position with the company was Chief Executive, Frontier and International, which he held from 1991 to 1995. Dr. Wright holds both a Bachelor of Science and a Doctor of Philosophy in Geology from Bristol University, and has also completed the Advanced Management Program at Harvard University. Dr. Wright served as a Director of our predecessor KEH since 2004. For these reasons, we believe he is well qualified to serve on our Board.

Vote Required

       Directors will be elected by a plurality of the votes of the common shares of the Company present in person or represented by proxy at the annual general meeting, at which a quorum is present, and entitled to vote. A properly executed proxy marked "WITHHOLD ALL" or "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

Recommendation

       The Board recommends that shareholders vote "FOR ALL" the nominees for director. If not otherwise specified, proxies will be voted "FOR ALL" the nominees for director.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT AUDITORS

       Ernst & Young LLP has served as our independent registered public accounting firm since 2011 and of our predecessor, KEH, since 2003, and has provided to us certain audit services, audit-related services and tax services during that time.

       Under Section 89 of the Companies Act 1981, as amended, of Bermuda, the shareholders have the authority to appoint the Company's independent registered public accounting firm and to authorize the Audit Committee to determine their remuneration. The Audit Committee has recommended reappointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2016. The Board is asking shareholders to approve such appointment and the authority of the Audit Committee to determine their remuneration. If an auditor is not appointed by shareholders at the annual general meeting, Ernst & Young LLP, as the incumbent independent registered public accounting firm, will continue in office until a successor is appointed in accordance with Bermuda law and the Company's bye-laws. The affirmative vote of the holders of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve the appointment and the authorization of the Audit Committee to set their remuneration.

       Representatives of Ernst & Young LLP will not be present at the annual general meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

       None.

Fees Paid to Independent Auditors

       The following table presents aggregate fees billed to us for the years ended December 31, 2015 and 2014, for professional services rendered by Ernst & Young LLP, our principal accountant:

	2015	2014
Audit fees	$1,136,898	$1,207,472
Audit-related fees	20,000	25,000
Tax fees	146,274	75,630
All other fees	3,960	2,160

Total fees	$1,307,132	$1,310,262

       Audit Fees.    Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with audits of the Company's and certain of its subsidiaries' financial statements and internal controls over financial reporting, quarterly reviews of our consolidated financial statements, issuance of a comfort letter related to a secondary offering, as well as certain audit-related accounting consultations.

       Audit-Related Fees.    Audit-related fees consisted of costs incurred related to

SEC-related accounting consultations and certain attestation and agreed upon procedures.

       Tax Fees.    Tax fees consisted of costs incurred related to tax compliance services and consultations on various tax issues.

       All Other Fees.    For 2014 and 2015, all other fees consisted of costs incurred related to access to Ernst & Young LLP's online research services.

Pre-Approval Policies and Procedures

       Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter, subject to shareholder approval if necessary under Bermuda law. The Audit Committee's charter is available under the Corporate Governance link on the Investors'

page of our website at www.kosmosenergy.com. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees above. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP's independence.

Vote Required

       The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 2. Abstentions shall not be treated as votes cast.

       Shareholders are being asked to vote on the following resolution:

       "RESOLVED, that the Company's shareholders approve the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 and authorize the Audit Committee of the Company to determine their remuneration."

Recommendation

       The Board recommends a vote "FOR" the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and to authorize the Audit Committee to determine their remuneration. If not otherwise specified, proxies will be voted "FOR" Proposal 2.

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

       At our 2012 annual general meeting of shareholders, a majority of our shareholders voted, on a nonbinding, advisory basis, to hold a nonbinding, advisory vote on named executive officer compensation every year. Consistent with this recommendation by our shareholders, the Company intends to submit an annual nonbinding, advisory vote on the compensation of the Company's named executive officers until the next vote on the frequency of the shareholder nonbinding, advisory vote on named executive officer compensation. Accordingly, as required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a nonbinding, advisory vote on the 2015 compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

       As described in detail above in this Proxy Statement under "Compensation Discussion and Analysis," we seek to pay our named executive officers for performance, to closely align the interests of our named executive officers with the interests of our shareholders and to attract, retain and motivate top talent. Please refer to the Compensation Discussion and Analysis, the compensation tables and the other narrative compensation-related disclosures of this Proxy Statement for a detailed discussion of our executive compensation principles and practices and the 2015 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather our overall executive compensation principles and practices and the 2015 compensation of our named executive officers.

       To help ensure that all shareholder views are well understood by the Board, we also encourage shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns regarding our executive compensation principles and practices (see "Board of Directors, Board Meetings and Committees—Communications with the Board" above).

Vote Required

       The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 3. Abstentions shall not be treated as votes cast.

       Shareholders are being asked to vote on the following resolution:

       "RESOLVED, that the Company's shareholders approve, on a nonbinding, advisory basis, the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

       Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee will carefully consider the shareholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our shareholders.

Recommendation

       The Board recommends a vote "FOR" the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted "FOR" Proposal 3.

GENERAL MATTERS

Record Date

       The Board fixed the record date for the determination of shareholders entitled to notice of and to vote at the annual general meeting as of the close of business on April 18, 2016. Our only outstanding voting securities are our common shares, $0.01 par value per share, of which 385,179,891 shares were outstanding as of the close of business on the record date.

Voting Your Proxy

       Our shareholders are entitled to one vote for each common share that is owned on the record date on all matters considered at the annual general meeting. You may vote your shares either in person or by proxy. To vote by proxy, you may submit your proxy and direct how to vote your shares by telephone using the toll-free number listed on the Proxy Card, via the Internet at the website listed on the Proxy Card or by marking, dating, signing and mailing the enclosed Proxy Card in the prepaid envelope provided. When using Internet or telephone voting, the voting systems will verify that you are a shareholder through the use of a company number for Kosmos Energy Ltd. and a control number unique to you. If you submit your proxy and direct how to vote your shares via the Internet or by telephone, please do not also mail the enclosed Proxy Card. If you plan to vote in person at the annual general meeting, please bring valid identification. Even if you currently plan to attend the annual general meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual general meeting.

       If you receive more than one Proxy Card or voting instruction form, it means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. If you wish to consolidate accounts, please contact Computershare Trust Company, N.A. or your broker, bank or other nominee. We will announce preliminary voting results at the annual general meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the end of the annual general meeting.

Shares Held of Record

       If your shares are held in your name and you vote by granting a proxy, which is not subsequently revoked, the proxy holders will vote the shares in accordance with your instructions. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as follows:

       "FOR ALL" Proposal 1: To elect 11 directors to serve until the 2017 annual general meeting of shareholders, and until their respective successors are elected;

       "FOR" Proposal 2: To appoint Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2016 and to authorize the Company's Audit Committee of the Board to determine their remuneration; and

       "FOR" Proposal 3: To approve, on a nonbinding, advisory basis, named executive officer compensation.

       If other matters properly come before the annual general meeting, the proxy holders will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the annual general meeting, including for the purpose of soliciting proxies to vote in accordance with the Board's recommendations on any of the above items.

Shares Held in Street Name

       If your shares are held in "street name" by your broker, bank or other nominee, you will receive a voting instruction form with this Proxy Statement. Like shares held of record, you may vote your shares held in street name in person at the annual general meeting if you have obtained a legal proxy from the holder of record for your shares or you may sign and date the enclosed voting instruction form and return it in the enclosed, postage-paid envelope. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposals 1 and 3. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters. If your shares are held in the name of a broker, bank or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker, bank or nominee confirming your ownership as of the record date.

Revoking Your Proxy

       Even after you have returned your proxy, you may revoke your proxy at any time before it is exercised by (1) submitting a written notice of revocation to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, (2) submitting a duly executed proxy bearing a later date to our Corporate Secretary by mail to

Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, (3) using the Internet voting website or the toll-free telephone number listed on the enclosed Proxy Card to deliver a duly executed proxy bearing a later date or (4) attending the annual general meeting and voting in person, which suspends the powers of the proxy holder.

Quorum and Vote Required

       The presence in person or by proxy of two or more shareholders representing a majority of our issued and outstanding share capital entitled to vote shall constitute a quorum to conduct business at the annual general meeting.

       For Proposal 1, the election of directors, you may vote "FOR ALL," "WITHHOLD ALL" or "FOR ALL EXCEPT." A plurality of the votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors is required for the election of directors. This means that the 11 director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors will be elected to our Board. Broker non-votes and votes marked "WITHHOLD ALL" will have no legal effect on the outcome of the election of directors. With respect to votes marked "FOR ALL EXCEPT,"

votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

       For each of Proposals 2 and 3, you may vote "FOR," "AGAINST" or "ABSTAIN." Under the Companies Act 1981 of Bermuda, as amended, our memorandum of association and our bye-laws, the affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve Proposals 2 and 3.

       Abstentions do not count as votes cast for Proposals 2 and 3, and as such, abstentions will have no effect on the outcome of Proposals 2 and 3. Brokers will have discretionary authority to vote on Proposal 2. Brokers will not have discretionary authority to vote on Proposal 3, and broker non-votes will have no effect on the outcome of such vote.

Cost of Solicitation

       We will pay the cost of soliciting proxies for the annual general meeting. Proxies may be solicited by the employees of Kosmos and our subsidiaries, without additional compensation, in person, or by mail, courier, telephone or email. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

       Our 2015 Annual Report on Form 10-K, including consolidated financial statements as of and for the fiscal year ended December 31, 2015, is being distributed to all shareholders entitled to vote at the annual general meeting, together with this Proxy Statement, in satisfaction of the requirements of the SEC, the Company's bye-laws and Bermuda law. At the annual general meeting, the financial statements and the auditor's report thereon will be laid before the shareholders in accordance with Bermuda law. Additional copies of the Annual Report on Form 10-K are available at no charge upon request. To obtain additional copies of the Annual Report on Form 10-K, please contact us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or at telephone number +1 (214) 445-9600. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. In addition, this Proxy Statement and our Annual Report on Form 10-K are available to you at no charge electronically under the SEC Filings link on the Investors' page of our website at www.kosmosenergy.com.

       The Board is not aware of any matter to be presented for action at the annual general meeting of the Company other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matter. The shareholders of the Company have no dissenter's or appraisal rights in connection with any of the proposals described herein.

       If you have any questions about the proxy materials or the annual general meeting, please contact our Corporate Secretary at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, or by telephone at +1 (214) 445-9600.

 HOUSEHOLDING

       As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or by telephone at +1 (214) 445-9600. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF SHAREHOLDERS

       Any shareholder desiring to present a shareholder proposal at our 2017 annual general meeting of shareholders and to have the proposal included in our related Proxy Statement must send such proposal to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, so that it is received no later than December 30, 2016. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

       Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company's bye-laws. In accordance with our bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company's Corporate Secretary accompanied by certain information. To be timely, a shareholder's written notice must be received at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual general meeting. For shareholder proposals for the 2017 annual general meeting of shareholders, written notice must be received between February 16, 2017 and March 18, 2017.

       In addition, Section 79 of the Companies Act of 1981 of Bermuda provides that shareholders representing either (1) not less than 5% of the total voting rights of all shareholders having a right to vote at an annual general meeting of the Company or (2) not less than 100 shareholders may require a proposal to be submitted to an annual general meeting and to circulate to the shareholders a statement of not more than 1,000 words with respect to the proposal or the business to be dealt with at the meeting. Generally, notice of such a proposal must be received by the Company at its registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

BY ORDER OF THE BOARD OF DIRECTORS

Jason E. Doughty Senior Vice President and General Counsel
Dallas, Texas April 29, 2016

Annex A: North American Exploration and Production Survey Companies

Anadarko Petroleum Corp.
Antero Resources Corp.
Apache Corp.
Bill Barrett Corp.
California Resources Corp.
Carrizo Oil & Gas, Inc.
Chesapeake Energy Corp.
Cimarex Energy Co.
Cobalt Intl Energy, Inc.
Comstock Resources, Inc.
Concho Resources, Inc.
Denbury Resources, Inc.
Devon Energy Corp.
Eclipse Resources Corp.
Encana Corp.
Energen Corp.
EOG Resources, Inc.	EP Energy Corp.
EQT Corp.
EXCO Resources, Inc.
Freeeport-Mcmoran, Inc.
Gabot Oil & Gas Corp.
Gulfport Energy Corp.
Halcon Resources Corp.
Hess Corp.
Jones Energy, Inc.
Kosmos Energy, Ltd.
Linn Energy, LLC
Marathon Oil Corp.
Murphy Oil Corp,
National Fuel Gas Co.
Newfield Exploration Co.
Noble Energy, Inc.
Oasis Petroleum, Inc.	Occidental Petroleum Corp.
Parsley Energy, Inc.
PDC Energy, Inc.
Penn Virginia Corp.
Pioneer Natural Resources Co.
QEP Resources, Inc.
Range Resources Corp.
Resolute Energy Corp.
Rosetta Resources, Inc.
Sanchez Energy Corp.
Sandri Energy, Inc.
SM Energy Co.
Southwestern Energy Co.
Ultra Petroleum Corp.
W&T Offshore, Inc.
WPX Energy, Inc.

A-1

KOSMOS ENERGY

8176 Park Lane, Suite 500 | Dallas, TX 75231

1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Andrew G. Inglis 06 David B. Krieger 11 Christopher A. Wright 02 Brian F. Maxted 07 Joseph P. Landy 03 Yves-Louis Darricarrère 08 Prakash A. Melwani 04 Sir Richard B. Dearlove 09 Adebayo O. Ogunlesi 05 10 David I. Foley Chris Tong The Board of Directors recommends you vote FOR proposals 2 and 3. 2To appoint Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration. For 0 Against 0 Abstain 0 0 0 0 3To approve, on a nonbinding, advisory basis, named executive officer compensation. NOTE: The Company is making three proposals, none of which is contingent on each other. If other matters properly come before the Annual General Meeting or any adjournment or postponement of the meeting, the persons named in this proxy card will vote the shares represented by all properly executed proxies in their discretion. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000289282_1 R1.0.1.25 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #   SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 KOSMOS ENERGY LTD. C/O KOSMOS ENERGY LLC. ATTN:CORPORATE SECRETARY 8176 PARK LANE,SUITE 500 DALLAS, TX 75231 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2015 Annual Report on Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com KOSMOS ENERGY LTD. Annual General Meeting of Shareholders June 16, 2016 8:00 AM This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Andrew G. Inglis and Jason E. Doughty, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of KOSMOS ENERGY LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholder(s) to be held at 08:00 AM, local time on June 16, 2016, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be marked, dated and signed on reverse side 0000289282_2 R1.0.1.25